EXECUTION VERSION

ASSET PURCHASE AGREEMENT
by and between
AQUABOUNTY TECHNOLOGIES, INC. and
BELL FISH COMPANY LLC

Dated as of June 9, 2017

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TABLE OF CONTENTS

ARTICLE 1:	DEFINITIONS 1

ARTICLE 2:	PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES 8

2.1	Purchase and Sale of the Assets 8

2.2	Excluded Assets 9

2.3	Assumption of Liabilities 10

2.4	Excluded Liabilities 10

2.5	Purchase Price 10

ARTICLE 3:	DELIVERIES AND OTHER ACTIONS 11

3.1	Closing 11

3.2	Deliveries by the Seller 11

3.3	Deliveries by and Actions of the Buyer 13

ARTICLE 4:	POST-CLOSING MATTERS 14

4.1	Bulk-Sales Laws 14

4.2	Purchase Price Allocation 14

4.3	Right to Control Payment 15

4.4	Proration of Certain Expenses 15

4.5	Further Conveyances and Assumptions; Consent of Third Parties 15

ARTICLE 5:	REPRESENTATIONS AND WARRANTIES OF THE SELLER 16

5.1	Existence and Good Standing 16

5.2	Validity and Enforceability 16

5.3	No Conflict 17

5.4	Required Filings and Consents 17

5.5	Financial Records 17

5.6	Title to Purchased Assets and Personal Property 17

5.7	Taxes 18

5.8	Owned Real Property 19

5.9	Purchased Contracts 19

5.10	Insurance 20

5.11	Litigation and Orders 20

5.12	Compliance with Laws 20

5.13	Permits 20

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5.14	Labor Matters 21

5.15	Employee Benefit Plans 21

5.16	Environmental 22

5.17	Brokers 23

5.18	No Other Representations and Warranties 23

ARTICLE 6:	REPRESENTATIONS AND WARRANTIES OF THE BUYER 23

6.1	Existence and Good Standing 23

6.2	Power 23

6.3	Validity and Enforceability 23

6.4	No Conflict 24

6.5	Litigation 24

6.6	Brokers 24

6.7	Due Diligence Investigation; No Reliance 24

6.8	Available Funds 25

ARTICLE 7:	TAX MATTERS 25

7.1	Transfer Taxes 25

7.2	Cooperation; Audits 25

7.3	Prorations 25

ARTICLE 8:	COVENANTS AND AGREEMENTS 26

8.1	Preservation of Records; Access 26

8.2	Publicity 26

8.3	Employees 27

8.4	No Solicitation; No Disparagement 27

8.5	Zoning Estoppel 27

8.6	Interim Operating Covenant 27

8.7	Efforts to Consummate 27

8.8	Removal of Inventory and Aquatic Biomass 28

8.9	Updates to Schedules 28

ARTICLE 9:	REMEDIES 28

9.1	General Indemnification Obligation 28

9.2	Survivability; Limitations 29

9.3	Claim Procedures 32

ARTICLE 10:	MISCELLANEOUS 33

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10.1	Expenses 33

10.2	No Assignment 33

10.3	Headings 33

10.4	Integration, Modification and Waiver 33

10.5	Construction 33

10.6	Severability 34

10.7	Notices 34

10.8	Governing Law 35

10.9	Counterparts 35

10.10	Non-Recourse 35

10.11	Consent to Jurisdiction and Service of Process 35

10.12	Waiver of Jury Trial 35

10.13	Disclosure Schedules 36

10.14	Third Party Beneficiaries 36

10.15	Termination 36

10.16	Enforcement of Agreement 37

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LIST OF EXHIBITS
Exhibit A    Form of Assignment and Assumption Agreement
Exhibit B    Form of Bill of Sale
Exhibit C    Form of Escrow Agreement
Exhibit D    Form of Deed
Exhibit E    Form of IDEM Response Letter

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ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of June 9, 2017, is by and between AquaBounty Technologies, Inc., a Delaware corporation (the “Buyer”), and Bell Fish Company LLC, a Delaware limited liability company (the “Seller”).
RECITALS
A.    WHEREAS, the Seller desires to sell, transfer and assign to the Buyer or its designated Affiliate or Affiliates, and the Buyer desires to (or to cause its designated Affiliate or Affiliates to) acquire and assume from the Seller, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein; and
B.    WHEREAS, certain terms used in this Agreement are defined in Article 1.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE 1:  DEFINITIONS
“Affiliate” of any Person means any person directly or indirectly controlling, controlled by, or under common control with, any such Person and any officer, director or controlling person of such Person.
“Agreement” has the meaning set forth in the preamble.
“Ancillary Agreements” means the Escrow Agreement, the Bill of Sale, the Assignment and Assumption Agreement, Seller’s Certificate and each agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Buyer or the Seller in connection with the consummation of the transactions contemplated by this Agreement, in each case only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.
“Asset Acquisition Statement” has the meaning set forth in Section 4.2.
“Asset Liens” means any Liens (other than Permitted Liens) on the Purchased Assets as of immediately prior to the Closing.
“Assignment and Assumption Agreement” means that certain assignment and assumption agreement, dated as of the Closing Date, by and between the Buyer and the Seller, in substantially the form attached hereto as Exhibit A.
“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Bill of Sale” means that certain bill of sale, dated as of the Closing Date, executed and delivered by the Seller and delivered to the Buyer, in substantially the form attached hereto as Exhibit B.
“Business” means the business of Seller as presently conducted, including the raising and harvesting of steelhead trout.
“Buyer” has the meaning set forth in the preamble.
“Buyer’s Certificate” has the meaning set forth in Section 3.3(b)(i).
“Buyer Indemnitee” has the meaning set forth in Section 9.1(a).
“Buyer Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that prevents or delays, or would reasonably be expected to prevent or delay, the ability of the Buyer to consummate the transactions contemplated by this Agreement.
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“COBRA” has the meaning set forth in Section 5.15(d).
“Code” means the Internal Revenue Code of 1986, as amended.
“Contracts” means all contracts, agreements, leases, licenses, commitments, instruments, guarantees, bids, orders, proposals and all oral understandings, in each case, to which Seller is bound.
“Controlled Group” means any trade or business (whether or not incorporated) that is treated as a “single employer” with Seller under Section 414 of the Code.
“Declaration” has the meaning set forth in Section 8.5.
“Deed” means that certain special warranty deed, dated as of the Closing Date, executed and delivered by the Seller and delivered to the Buyer, in substantially the form attached hereto as Exhibit D.
“Employee Plans” means (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA of Seller, (ii) all other severance pay, salary continuation, bonus, incentive compensation, stock option, equity-based compensation, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds or arrangements of any kind of Seller, and (iii) all other employee benefit plans, contracts, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, or foreign or domestic), currently in effect, whether or not funded, in respect of any current or former employees, directors, managers, officers, equity holders or independent contractors of the Seller that are sponsored or maintained by the Seller or with respect to which the Seller has made or is required to make payments, transfers or contributions.

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“Environment” means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air, indoor air or indoor air quality, including, without limitation, any material or substance used in the physical structure of any building or improvement.
“Environmental Condition” means any condition of the Environment with respect to the Owned Real Property, or with respect to any other real property at which any Hazardous Material generated by the operations at the Owned Real Property in the two-year period prior to the date of the Closing has been treated, stored or disposed of, which violates any Environmental Law, or even though not violative of any Environmental Law, nevertheless results in any Release, or Threat of Release, damage, loss, cost, expense, claim, demand, order or liability.
“Environmental Law” means any federal, state or local Law, common law, legally enforceable policy or guideline relating to the health, safety or protection of the Environment, Releases of Hazardous Materials into the Environment, or workplace safety or injury to persons relating to Releases of Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Agent” means Wilmington Trust, National Association.
“Escrow Agreement” means that certain escrow agreement, dated as of the Closing Date, by and among the Buyer, the Seller, and the Escrow Agent, in substantially the form attached hereto as Exhibit C.
“Escrow Amount” means $2,500,000.
“Excluded Assets” has the meaning set forth in Section 2.2.
“Excluded Contracts” means all Contracts to which the Seller is a party other than the Purchased Contracts.
“Excluded Documents” means all files, documents, instruments, papers, books, reports and records related to customers, suppliers, marketing documentation (including sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials, of the Seller.
“Excluded Liabilities” has the meaning set forth in Section 2.4.
“Expiration Date” has the meaning set forth in Section 9.2(a).
“Foreclosure Claim” means TCFI Bell SPE I LLC v. Bell Aquaculture LLC et. al, No. 18C03-1603-MF-00053 (Delaware Circuit Court, Indiana).
“Fundamental Representations” has the meaning set forth in Section 9.2(a).
“Furniture and Equipment” means all fish tanks (including all related systems), furniture, fixtures, furnishings, equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by the Seller in the conduct of the Business as currently conducted, including all artwork, desks, chairs, tables, hardware, copiers, telephone lines and numbers,

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telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies leased or owned by the Seller, in each case, located on the Owned Real Property.
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Authority” means any government or political subdivision or regulatory authority, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision or regulatory authority, or any federal state, local or foreign court or arbitrator.
“Hazardous Material” means any pollutant, toxic substance, including asbestos and asbestos-containing materials, hazardous waste, hazardous material, hazardous substance, contaminant, petroleum or petroleum-containing materials, radiation and radioactive materials, other harmful biological agents, and polychlorinated biphenyls as defined in, the subject of, or that could give rise to liability under any Environmental Law.
“Income Tax Returns” means any Tax Return relating to any United States federal, state, local, or non-U.S. Tax measured by or imposed on net income.
“Indebtedness” of any Person means: either (a) any liability of any Person (i) for borrowed money (including the current portion thereof), or (ii) under any reimbursement obligation relating to a letter of credit, bankers’ acceptance or note purchase facility, or (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), or (iv) for the payment of money relating to leases that are required to be classified as a capitalized lease obligation in accordance with GAAP, or (v) for all or any part of the deferred purchase price of property or services (other than trade payables), including any “earnout” or similar payments or any non-compete payments, or (vi) under interest rate swap, hedging or similar agreements or (b) any liability of others described in the preceding clause (a) that such Person has guaranteed, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person. For purposes of this Agreement, Indebtedness includes any and all accrued interest, success fees, prepayment premiums, make-whole premiums or penalties and fees or expenses (including attorneys’ fees) associated with the prepayment of any Indebtedness.
“Intellectual Property” means copyrights, domain names, patents, trademarks, trade names and trade secrets, including registrations and applications for registrations for any of the foregoing.
“IRS” means the Internal Revenue Service.
“Knowledge of the Seller” or “Seller’s Knowledge” means the actual knowledge of Robert Davis, Ryan Deetz and Michael Bracken, including the knowledge any such individual would have after due inquiry.
“Law” means any law (including common law), statute, code, ordinance, rule, regulation or other requirement of any Governmental Authority.

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“Liability” means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation).
“Liens” means any mortgage, pledge, hypothecation, deed of trust, lease, right of first refusal, claim, security interest, encumbrance, easement, servitude, title retention agreement, voting trust agreement, community property interest, option to purchase, lien, charge or similar restrictions or limitations (other than any Permitted Liens).
“Losses” has the meaning set forth in Section 9.1(a).
“Nonassignable Assets” has the meaning set forth in Section 4.5(b).
“Order” means any order, judgment, injunction, assessment, award, decree, ruling, charge or writ of any Governmental Authority.
“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the Business through the Closing Date consistent with past custom and practice (including with respect to quantity and frequency).
“Outside Date” has the meaning set forth in Section 10.15(a)(i).
“Owned Real Property” means any and all land owned by the Seller, together with all buildings, structures, fixtures, improvements and other appurtenances located thereon, and any and all of Seller’s interests in easements, licenses, rights to access and rights of way relating thereto.
“Permit” means any permit, license, approval, certificate, qualification, consent or authorization issued by a Governmental Authority.
“Permitted Liens” means (a) statutory Liens for current Taxes, assessments, fees and other charges by Governmental Authorities that are not due and payable as of the Closing Date; (b) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in title insurance policies that have been delivered to the Buyer; (c) mechanics’, carriers’, workmen’s, repairmen’s, cashier’s, landlord’s, contractor’s, warehouseman’s, or other statutory Liens arising or incurred in the Ordinary Course of Business; (d) with respect to any Owned Real Property, (i) easements, encroachments, restrictions, rights of way appearing in the public records; and (ii) other imperfections of title that is not material to the occupancy or use of the Owned Real Property; (e) Liens securing statutory obligations in respect of workers’ compensation, unemployment insurance or other social security legislation; (f) Liens arising because of the direct or indirect actions of the Buyer; (g) other Liens arising in the Ordinary Course of Business and not incurred in connection with the incurrence of Indebtedness that do not materially adversely affect the Seller’s ability to operate in the Ordinary Course of Business;

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and (h) Liens relating to Delaware County property Taxes assessed against Bell Aquaculture LLC to the extent paid to the Delaware County Treasurer on or about August 03, 2016.
“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity.
“Pre-Closing Tax Period” means all taxable periods (or portions thereof) ending on or before the Closing Date.
“Proceeding” means any demand, charge, complaint, action, suit, proceeding, arbitration, hearing, audit, investigation or claim of any kind (whether civil, criminal, administrative, investigative, informal or other, at law or in equity) commenced, filed, brought, conducted or heard by, against, to, of or before or otherwise involving, any Governmental Authority.
“Purchase Price” has the meaning set forth in Section 2.5(a).
“Purchased Assets” has the meaning set forth in Section 2.1.
“Purchased Contracts” has the meaning set forth in Section 2.1(c).
“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of a Hazardous Material into the Environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials) and any condition that results in the exposure of a Person to a Hazardous Material.
“Release Amount” has the meaning set forth in Section 2.5(a).
“Remedial Action” means all actions including any capital expenditures undertaken to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) to correct a condition of noncompliance with Environmental Laws.
“Revised Statement” has the meaning set forth in Section 4.2.
“Seller” has the meaning set forth in the preamble.
“Seller’s Certificate” has the meaning set forth in Section 3.2(e).
“Seller Disclosure Schedules” has the meaning set forth in Article 5.
“Seller Intellectual Property” means all Intellectual Property owned, held or used by Seller and the rights to sue and collect damages for past, present or future infringements, misappropriations or other violations thereof, and any corresponding, equivalent or counterpart rights, title or interest that now exist or may be secured hereafter anywhere in the world, and all copies and tangible embodiments of the foregoing.

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“Seller Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that has a material adverse effect on the current use or condition of the Purchased Assets, taken as a whole; provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Seller Material Adverse Effect: any change, effect, event, occurrence, state of facts or development, directly or indirectly, arising out of or attributable to (a) compliance with the terms of, or the taking of any action, or refraining from taking any action, expressly required or expressly permitted by, this Agreement, or requested or consented to by Buyer; (b) any change after the date of this Agreement in applicable Laws or the interpretation thereof; (c) national, international or extranational political, regulatory, or social conditions, including the engagement by the United States in hostilities or the escalation thereof; (d) any effects of weather, geological or meteorological events or natural disasters; (e) conditions general affecting any of the industries in which Seller operates; (f) any change in the financial, banking, credit, securities or capital markets (including any suspension of trading in, or limitation on prices for, securities on any stock exchange or any changes in interest rates) or any change in the general national or regional economic or financial conditions; (g) any continuation of an adverse trend or condition; (h) any Seller Material Adverse Effect that is cured by Seller; or (i) the negotiation, announcement or pendency of the transactions contemplated hereby, the disclosure of the fact that the Purchased Assets are proposed to be sold pursuant hereto, or any communication by Buyer or its Affiliates regarding plans or intentions with respect to the Purchased Assets (including the impact of any of the foregoing on relationships with customers, suppliers, officers, employees or regulators, and any suit, action or proceeding arising therefrom or in connection therewith), except, in the case of clauses (c), (d) and (e) above, to the extent that any such change, effect, event, occurrence, state of facts or development has a material disproportionate adverse effect on the Seller’s assets, relative to its competitors.
“Tax” means (a) any foreign, United States federal, state or local net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, capital stock, net worth, privilege, intangible, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, including any liability under any state abandonment or unclaimed property, escheat or similar Law, together with any interest, penalty, addition to tax or additional amount imposed by any Law or Governmental Authority (including any Taxing Authority), whether disputed or not, (b) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person, (c) any liability for the payment of any amounts as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person, and (d) any liability for the payment of any of the foregoing types as a successor, transferee or otherwise.
“Tax Returns” means all returns, statements, reports, elections, schedules, claims for refund, forms or other documents (including estimated Tax or information returns and reports),

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including any supplement or attachment thereto and any amendment thereof, filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.
“Taxing Authority” means any Governmental Authority responsible for the administration or the imposition of any Tax.
“Threat of Release” means a substantial likelihood of a Release that requires action to prevent or mitigate damage to the Environment that might result from such Release.
“Title Company” means Chicago Title Insurance Company, or another title insurance company mutually selected by Buyer and Seller in their sole discretion.
“Title Insurance” means the owner’s title insurance policies to be issued by the Title Company that will insure the fee simple of Buyer in the Owned Real Property.
“Transfer Taxes” has the meaning set forth in Section 7.1.
“Zoning Board” has the meaning set forth in Section 8.5.
ARTICLE 2:  PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES
2.1    Purchase and Sale of the Assets. On the Closing Date, subject to satisfaction or waiver of the conditions to Closing set forth in Article 3, the Buyer shall purchase, or cause to be purchased, from the Seller, and the Seller shall sell, transfer, assign, convey and deliver to the Buyer all of the Seller’s right, title and interest in, to and under the Purchased Assets, free and clear of all Liens other than Permitted Liens. “Purchased Assets” shall mean all of the following assets, properties, contracts, rights and claims of the Seller, wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the books and records of the Seller:
(a)    all tangible personal property of the Seller set forth on Schedule 2.1(a), and all owned Furniture and Equipment whether listed on Schedule 2.1(a) or not;
(b)    all rights of the Seller under all Owned Real Property;
(c)    all rights of the Seller under the Contracts set forth on Schedule 2.1(c) (the “Purchased Contracts”), including all claims or causes of action with respect to the Purchased Contracts;
(d)    all supplies owned by the Seller and used in connection with the Business as currently conducted;
(e)    all rights of the Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold or services provided to the Seller (except to the extent related to the Excluded Assets or the Excluded Liabilities) or to the extent affecting any Purchased Assets;

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(f)    originals or copies of all books of account, ledgers and general, financial and accounting records of Seller related exclusively to the Purchased Assets and Assumed Liabilities and all Tax Returns, other than Income Tax Returns, and other documents related to or supporting such Tax Returns (including written advice and other written communications from third parties, transfer pricing documentation and work files); provided, however, that, to the extent that any portions of such books or records arise out of or relate to both the Purchased Assets and Assumed Liabilities and any other business of Seller, such portions relating to any other business of such Seller may be extracted or redacted at the sole discretion of the Seller; and
(g)    all Tax credits, deposits, advance payments, prepayments, refunds or similar Tax item or attributes that either belong to the Buyer or relate to Taxes for which Buyer is liable under Article 7.
2.2    Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to the Buyer, and the Seller shall retain all right, title and interest to, in and under the Excluded Assets. “Excluded Assets” shall mean all assets of Seller, other than the Purchased Assets, including each of the following assets:
(a)    all inventory and aquatic biomass of Seller;
(b)    all cash, cash equivalents, accounts receivable and other current assets of the Seller;
(c)    all bank and other depository accounts;
(d)    the Excluded Contracts;
(e)    all Seller Intellectual Property;
(f)    all Excluded Documents;
(g)    all rights of the Seller related to Proceedings that are pending as of the date hereof or as of the Closing Date, including, but not limited to, any claims held by Seller under the Foreclosure Claim;
(h)    under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold or services provided to the Seller or to the extent affecting any Excluded Assets or Excluded Liabilities;
(i)    the Employee Plans (including any Contracts related thereto) and any assets related thereto or held with respect thereto;
(j)    all goodwill and other intangible assets of Seller associated with the Excluded Assets;

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(k)    all Tax credits, deposits, advance payments, prepayments, refunds or similar Tax item or attributes that either belong to the Seller or relate to Taxes for which Seller is liable under Article 7;
(l)    all insurance policies of Seller, and all coverages and proceeds thereunder and rights in connection therewith, and refunds due from any insurer with respect to insurance premium payments heretofore paid by Seller;
(m)    the rights which accrue or will accrue to Seller under the Transaction Documents;
(n)    Permits;
(o)    all minutes books, written consents, organizational documents of the Seller;
(p)    all claims, counterclaims, causes of action and rights of recourse of the Seller against third parties relating to any Excluded Liability or Excluded Asset, whether choate or inchoate, known or unknown, contingent or non-contingent; and
(q)    the assets set forth on Schedule 2.2(q).
2.3    Assumption of Liabilities. On the terms set forth in this Agreement, at the Closing the Buyer shall assume, effective as of the Closing, the following (collectively, the “Assumed Liabilities”):
(a)    all Liabilities of the Seller under the Purchased Contracts or any other Contracts or Permits that constitute Purchased Assets, in each case, that arise out of or relate to the period from and after the Closing Date;
(b)    all Liabilities relating to the Purchased Assets or the Buyer’s operation of the Business, in each case, only to the extent arising out of underlying events, actions or failures to act occurring during the period from and after the Closing Date; and
(c)    all Liabilities for (i) Transfer Taxes and (ii) Taxes that relate to the Purchased Assets or the Assumed Liabilities allocable to Buyer pursuant to Section 7.2.
2.4    Excluded Liabilities. The Buyer will not assume or be liable for any Excluded Liabilities. “Excluded Liabilities” shall mean all Liabilities of the Seller other than the Assumed Liabilities, including, for the avoidance of doubt, all (a) Indebtedness of the Seller; and (b) Liabilities based upon, arising out of or otherwise in respect of (i) any Employee Plans, or (ii) any current or former employees, consultants or independent contractors of Seller, including all Liabilities of Seller relating to COBRA coverage.
2.5    Purchase Price.
(a)    The aggregate purchase price to be paid by the Buyer for the Purchased Assets, is an amount in cash equal to $14,000,000 (the “Purchase Price”). On the Closing
Date, subject to the satisfaction or waiver of the conditions to Closing set forth in Section 3.2, the Buyer shall pay, or cause to be paid, (1) to the Seller by bank wire transfer of immediately available funds to an account designated in writing by the Seller, an amount

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in cash equal to the Purchase Price less (i) the Escrow Amount, (ii) the Release Amount and (iii) the Tax Payoff Amount; and (2) to the Escrow Agent, by bank wire transfer of immediately available funds to the account designated by the Escrow Agent, the Escrow Amount; (3) to the holders of any Indebtedness of the Seller who have Asset Liens, the applicable amount set forth on the Seller’s Certificate required to release such Asset Liens (such aggregate amount, the “Release Amount”); and (4) to the Delaware County, IN Treasurer on behalf of Seller, an amount equal to $68,579.70, for the payment of Seller’s real estate taxes due prior to November 13, 2017 (the “Tax Payoff Amount”).
(b)    Notwithstanding anything herein to the contrary, to the extent required under Law, at the Closing, Buyer shall be entitled to withhold any and all amounts from the Purchase Price equal to any withholding Tax owed to any Taxing Authority as a result of the transactions contemplated by this Agreement (other than with respect to Taxes for which Buyer is liable), provided that Buyer shall notify Seller prior to withholding any amount. For the avoidance of doubt, any amounts withheld hereunder shall be treated as having been paid to the Seller.
ARTICLE 3:  DELIVERIES AND OTHER ACTIONS
3.1    Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place on the date (the “Closing Date”) that is two business days following the satisfaction or waiver of all the conditions set forth in Article III (other than those to be satisfied at the Closing itself), provided, however, the Closing shall not occur during the period commencing on June 23, 2017 and ending on June 30, 2017 (the “Black Out Period”); provided, further, if the Closing would have been required to be consummated in accordance with this Section 3.1 during the Black Out Period but for the immediately preceding proviso, the Closing will take place on July 5, 2017. Neither Buyer nor Seller may rely on the failure of any condition set forth in Section 3.2 or Section 3.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of its obligations to consummate the transactions contemplated by this Agreement as required by the provisions of this Agreement.
3.2    Deliveries by the Seller. The Buyer’s obligation to consummate the Closing is subject to the satisfaction or waiver of the following conditions as of or prior to the Closing Date:
(a)    The representations and warranties of the Seller set forth in Article V shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made on the Closing Date, other than any such representations or warranties made as of a specified date, which shall be true and correct as of such specified date, (in each case, without regard to materiality qualifiers), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Seller Material Adverse Effect.

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(b)    The Seller shall have performed all covenants required to be performed by the Seller prior to Closing, except where the failure to perform such covenants would not be reasonably expected to have a Seller Material Adverse Effect.
(c)    Prior to Closing, a response to the Indiana Department of Environmental Management’s May 15, 2017 letter to the Seller, in the form attached hereto as Exhibit E, shall have been delivered to the Indiana Department of Environmental Management, and evidence of such delivery provided to Buyer.
(d)    Prior to Closing, all inventory and aquatic biomass of Seller that constitute Excluded Assets shall have been removed from the Owned Real Property (for the avoidance of doubt, water need not be removed and the facilities and equipment will not be cleaned or winterized).
(e)    At or prior to Closing, the Seller shall deliver, or cause to be delivered, to the Buyer, the Escrow Agent or the Title Company, as directed by Buyer, the following items:
(i)    a copy of the Escrow Agreement, duly executed by the Seller;
(ii)    a copy of the Bill of Sale, duly executed by the Seller;
(iii)    a copy of the Assignment and Assumption Agreement, duly executed by the Seller;
(iv)    a certificate of an officer of the Seller (the “Seller’s Certificate”), dated as of the Closing Date, (x) setting forth in sufficient detail acceptable to the Buyer the aggregate amount of Indebtedness of Seller as of immediately prior to the Closing secured by Asset Liens (and accompanied by payoff letters where applicable), and (y) certifying that the conditions set forth in Sections 3.2(a), (b) and (d) have been satisfied;
(v)    appropriate termination statements under the Uniform Commercial Code and other instruments as may be reasonably requested by the Buyer evidencing extinguishment of all Asset Liens to the extent directed by the Buyer;
(vi)    all of the consents listed on Schedule 3.2(e)(vi);
(vii)    a non-foreign person affidavit that complies with the requirements of Section 1445 of the Code, executed by the Seller and in form and substance reasonably satisfactory to Buyer certifying that, as of the Closing Date, Seller is not a “foreign person” within the meaning of Section 1445 of the Code;
(viii)    an original of the Deed;
(ix)    any affidavits or undertakings acceptable to Title Company as it may reasonably require to (i) issue the Title Insurance and any endorsements thereto reasonably requested by Buyer, (ii) delete the Title Company’s standard

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exception relating to mechanics’ and materialmen’s liens from the Title Insurance; (iii) insure that all consents required by any document of record for the Owned Real Property have been obtained; and (iv) insure that any applicable first refusal or similar purchase rights have been effectively extinguished;
(x)    evidence, reasonably satisfactory to the Buyer and the Title Company, that any required approval of the sole member of the Seller to this Agreement and the transactions contemplated hereby has been obtained and that the person executing the documents delivered by Seller pursuant to this Section 3.2 on behalf of Seller has full right, power and authority to do so;
(xi)    a copy of the settlement statement, duly executed by Seller;
(xii)    good standing certificates, dated within five days of the Closing Date, for the Seller and TCFI Bell LLC;
(xiii)    original mortgage releases, in form and substance reasonably satisfactory to Buyer and sufficient to cause the applicable mortgages to be removed as exceptions to title under the title insurance to be obtained by Buyer pursuant to Section 3.3(c)(vi), for the mortgages set forth on Schedule 3.2(e)(xiii); and
(xiv)    evidence, reasonably satisfactory to the Buyer and the Title Company that all delinquent taxes related to the Owned Real Property (other than tax obligations paid or withheld from the Purchase Price pursuant to Section 2.5) have been paid or are not secured by Liens against any of the Purchased Assets.
3.3    Deliveries by and Actions of the Buyer. The Seller’s obligation to consummate the Closing is subject to the satisfaction or waiver of the following conditions as of or prior to the Closing Date:
(a)    The representations and warranties of the Buyer set forth in Article VI shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made on the Closing Date, other than any such representations or warranties made as of a specified date, which shall be true and correct as of such specified date, (in each case, without regard to materiality qualifiers), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Buyer Material Adverse Effect.
(b)    The Buyer shall have performed in all material respects all covenants required to be performed by the Buyer prior to the Closing.
(c)    At or prior to the Closing, the Buyer shall:
(i)    deliver to the Seller a certificate of an officer of the Buyer (the “Buyer’s Certificate”), dated as of the Closing Date, certifying that the condition set forth in Section 3.3(a) and (b) have been satisfied;

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(ii)    deliver to the Seller a copy of the Escrow Agreement, duly executed by the Buyer;
(iii)    deliver to the Seller a copy of the Assignment and Assumption Agreement, duly executed by the Buyer;
(iv)    deliver to the Seller such other documents and instruments as the Seller reasonably requests to consummate the transactions contemplated by this Agreement;
(v)    a copy of the settlement statement, duly executed by Buyer; and
(vi)    obtain an ALTA Extended Owner’s Policy of Title Insurance for the Owned Real Property, or a binding commitment to issue such a policy, issued by the Title Company in such amount as may be reasonably agreeable to the Buyer, insuring that title to the Owned Real Property is vested in the Buyer or its designees as of the Closing; the Seller shall provide to the Title Company such affidavits as are reasonably necessary to permit the Title Company to (i) delete its standard exception relating to mechanics’ and materialmen’s liens; (ii) insure that all consents required by any document of record have been obtained; (iii) insure that any applicable first refusal or similar purchase rights have been effectively extinguished; (iv) contain an “owner’s comprehensive endorsement;” and (v) contain such other endorsements as the Buyer or its lenders may reasonably request.
(d)    At the Closing, the Buyer shall make, or cause to be made, the payments contemplated by Section 2.5(a).
ARTICLE 4:  POST-CLOSING MATTERS
4.1    Bulk-Sales Laws. The Buyer hereby waives compliance by the Seller with the requirements and provisions of any “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to the Buyer. Any “bulk-transfer” Law that addresses Taxes shall be governed by Article 7 and not by this Section 4.1.
4.2    Purchase Price Allocation. Not later than 120 days after the Closing Date, the Buyer shall prepare and deliver to the Seller a copy of Form 8594 (if such a form is required) and any required exhibits thereto (the “Asset Acquisition Statement”) allocating the Purchase Price among the Purchased Assets, along with all reasonable supporting documentation and calculations. The Seller shall have the right to deliver to the Buyer, in good faith, reasonably detailed written comments, adjustments and objections to the Asset Acquisition Statement within thirty (30) days of the Seller’s receipt thereof. The Buyer and the Seller shall work in good faith to mutually agree to finalize the Asset Acquisition Statement. The Buyer shall prepare and deliver to the Seller from time to time revised copies of the Asset Acquisition Statement (the “Revised Statements”) along with all reasonable supporting documentation, so as to report any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any). The Seller shall have the right to deliver to the Buyer, in good faith,

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reasonably detailed written comments, adjustments and objections to any Revised Statement within twenty (20) days of the Seller’s receipt thereof. The Buyer and the Seller shall work in good faith to mutually agree to finalize each Revised Statement. The Purchase Price paid by the Buyer for the Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statement, provided by the Buyer to the Seller, and all income Tax Returns and reports filed by the Buyer and the Seller shall be prepared consistently with such allocation.
4.3    Right to Control Payment. From and after the Closing, Buyer shall have the right, but not the obligation, to make any payment due from the Seller with respect to any delinquent Excluded Liabilities for which the Buyer is reasonably likely to be found liable which are not paid by the Seller within five business days following written request for payment from the Buyer; provided, however, that if the Seller advises the Buyer in writing during such five business day period that (i) a good faith payment dispute exists, (ii) the Seller has valid defenses to non-payment with respect to such Excluded Liability or (iii) the Seller disputes that such obligation is an Excluded Liability, then the Buyer shall not have the right to pay such Excluded Liability. The Seller agrees to reimburse the Buyer promptly and in any event within five business days following written notice of such payment by the Buyer for the amount of any payment made by the Buyer pursuant to this Section 4.3.
4.4    Proration of Certain Expenses. Subject to Section 7.3 with respect to Taxes, all expenses and other payments in respect of the Owned Real Property and all rents and other payments (including any prepaid amounts) due under any leases constituting part of the Purchased Assets shall be prorated between the Seller, on the one hand, and the Buyer, on the other hand, as of the Closing Date. The Seller shall be responsible for all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges and other payments of any kind accruing during any period under any leases constituting part of the Purchased Assets up to and including the Closing Date. The Buyer shall be responsible for all such rents, charges and other payments accruing during any period under any leases constituting part of the Purchased Assets after the Closing Date. The Buyer shall pay the full amount of any invoices received by it and shall submit a request for reimbursement to the Seller for the Seller’s share of such expenses and the Seller shall pay the full amount of any invoices received by it and the Buyer shall reimburse the Seller for the Buyer’s share of such expenses.
4.5    Further Conveyances and Assumptions; Consent of Third Parties.
(a)    From time to time following the Closing, the Seller and the Buyer shall, and shall cause their respective controlled Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and aquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to the Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Buyer under this Agreement and the Ancillary Agreements and to assure fully to the Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by the Buyer under this Agreement and

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the Ancillary Agreements, and to otherwise make effective the transactions contemplated hereby and thereby.
(b)    Nothing in this Agreement nor the Ancillary Agreements shall be construed as an attempt or agreement to assign any Purchased Assets, including any Contract, Permit, certificate, approval, authorization or other right constituting a Purchased Asset, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Authority or is cancelable by a third party in the event of an assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained. The Seller shall, and shall cause its controlled Affiliates to, reasonably cooperate with the Buyer at its request in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by the Seller or the applicable controlled Affiliate of the Seller in trust for the Buyer and the covenants and obligations thereunder shall be performed by the Buyer in the Seller’s or such Affiliate’s name and all benefits and obligations existing thereunder shall be for the Buyer’s account. The Seller shall take or cause to be taken at the Buyer’s expense such actions in its name or otherwise as the Buyer may reasonably request so as to provide the Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and the Seller or the applicable controlled Affiliate of Seller shall promptly pay over to the Buyer all money or other consideration received by it in respect of all Nonassignable Assets. As of and from the Closing Date, the Seller on behalf of itself and its controlled Affiliates authorizes the Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at the Buyer’s expense, to perform all the obligations and receive all the benefits of the Seller or its Affiliates under the Nonassignable Assets and appoints the Buyer or its attorney-in-fact to act in its name on its behalf or in the name of the applicable controlled Affiliate of the Seller and on such Affiliate’s behalf with respect thereto.
ARTICLE 5:  REPRESENTATIONS AND WARRANTIES OF THE SELLER
Except (a) as set forth in the Schedules referenced in this Article 5 (collectively, the “Seller Disclosure Schedules”), which shall qualify the representations and warranties of the Sellers set forth in this Article 5 (it being understood that the inclusion of any information in any such schedule or other document delivered by the Seller pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever), or (b) as explicitly provided by this Agreement, the Seller represents and warrants to the Buyer, as of the date of this Agreement and as of the Closing Date, as follows:
5.1    Existence and Good Standing. The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of Delaware.
5.2    Validity and Enforceability. The Seller has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements. The execution, delivery and performance of this

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Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, has been duly authorized and approved by all required action on the part of the Seller (including approval of the sole member of the Seller). This Agreement has been, and on the Closing, each of the Ancillary Agreements will have been, duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Buyer, represent (or will represent) the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally.
5.3    No Conflict. Except as set forth in Schedule 5.3, neither the execution of this Agreement or the Ancillary Agreements, nor the performance by the Seller of its obligations hereunder or thereunder will (a) violate or conflict with (i) the certificate of formation or the operating agreement (or equivalent documents) of the Seller (ii) or any Law or Order applicable to the Seller or by which any of the Purchased Assets are bound, (b) to Seller’s Knowledge, violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or the loss of a material benefit under, or constitute (with notice or lapse of time, or both) a default under the terms of any Purchased Contract to which the Seller is a party or by which any of the Purchased Assets are bound or (c) result in the creation or imposition of any Asset Lien with respect to any Purchased Asset, except in each case of clauses (a)(ii), (b) and (c), for such matter that would not reasonably be expected to be material to the operation of the Purchased Assets or the Assumed Liabilities.
5.4    Required Filings and Consents. Except as set forth on Schedule 5.4, no consent, waiver, approval, authorization, Order or Permit of, or declaration or filing with, or notification to, any Governmental Authority is required on the part of Seller in connection with the execution and delivery by the Seller of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.
5.5    Financial Records. The Seller has made available to the Buyer the financial records of the Seller.
5.6    Title to Purchased Assets and Personal Property. Except as set forth on Schedule 5.6(i), the Seller owns and has valid title (to the extent such concept is applicable) to, or a valid lease, license or right to use, each of the tangible personal properties and assets that form part of the Purchased Assets purported to be owned, leased, licensed or used by the Seller, free and clear of all Liens (excluding Permitted Liens). Except as set forth on Schedule 5.6(ii), the Purchased Assets constitute all of the assets (other than the Excluded Assets) used in or held for use in connection with Seller’s raising and harvesting of steelhead trout, as currently conducted. Except as set forth on Schedule 5.6(iii), the tangible personal property and assets of the Seller included in the Purchased Assets are free from material defects and in good operating condition and repair (subject to normal wear and tear).

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5.7    Taxes.
(a)    All Tax Returns required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Seller, to the extent required to be filed on or before the Closing Date, have been timely filed in accordance with all applicable Laws. All such Tax Returns with respect to Pre-Closing Tax Periods correctly and completely reflect the facts regarding the income, business, assets, operations, activities and status of the Seller. The Seller has withheld and remitted to the appropriate Taxing Authority all Taxes required to have been withheld and remitted in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person. Except as set forth on Schedule 5.6(i), there are no Liens for Taxes upon the Purchased Assets (other than Permitted Liens).
(b)    Except as set forth on Schedule 5.6(i), all deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns relating to the direct or indirect ownership or operation of the Purchased Assets or relating to the Assumed Liabilities have been fully paid. There are no current (and the Seller has not received written notice of any proposed) examinations, audits, actions, proceedings, investigations, disputes, assessments or claims by any Taxing Authority with respect to any Tax that relates to the Seller’s direct or indirect ownership or operation of the Purchased Assets or relating to the Assumed Liabilities.
(c)    Other than set forth on Schedule 5.7(c), the transactions contemplated by this Agreement will not terminate any Tax incentive, holiday or abatement.
(d)    No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) or the period for filing any Tax Return, in each case with respect to the Purchased Assets or the Assumed Liabilities, has been executed or filed with any Taxing Authority by or on behalf of the Seller. The Seller has not requested any extension of time within which to file any Tax Return with respect to the Purchased Assets or the Assumed Liabilities which Tax Return has since not been filed.
(e)    The Seller is not a “foreign person” within the meaning of Section 1445 of the Code.
(f)    None of the Purchased Assets is an interest (other than indebtedness within the meaning of Section 163 of the Code) in an entity taxable as a corporation, partnership, trust, real estate investment trust or real estate mortgage investment conduit for federal income Tax purposes.
(g)    The Seller has not executed or entered into any agreement with, or obtained any consents or clearances from, any Taxing Authority, or has been subject to any ruling guidance specific to the Seller or Affiliate of the Seller, that would be binding on Buyer for any taxable period (or portion thereof) ending after the Closing Date.

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5.8    Owned Real Property.
(a)    Owned Real Property. Schedule 5.8(a) identifies the parcels of Owned Real Property. The Seller is in possession of all Owned Real Property and has good and marketable indefeasible simple title to the Owned Real Property, free and clear of all Liens (excluding Permitted Liens or as set forth on Schedule 5.6(i)). To Seller’s Knowledge, there are no leases, options to purchase, purchase agreements, rights of first offer, rights of first refusal or similar agreements in effect with respect to the Owned Real Property, other than this Agreement (or as may be disclosed by any instruments identified as exceptions to the Title Insurance policy obtained by Buyer). The Owned Real Property is in good condition and repair (subject to normal wear and tear) and the condition of the Owned Real Property is reasonably sufficient for the operation of the business of the Seller as it is currently conducted.
(b)    Absence of Violations. Except as set forth on Schedules 5.11, 5.12 or 5.18, Seller has not received any written notice of, and to Seller’s Knowledge, there currently is not any existing, violation of any applicable Law in connection with the Owned Real Property which has not been heretofore corrected.
(c)    Assessments. To Seller’s Knowledge, there are no public improvements, the construction of which is in progress or proposed, that will result in special assessments against or otherwise adversely affect any of the Owned Real Property.
(d)    No Condemnation. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Owned Real Property. The Seller has not received any written notice (or, to Seller’s Knowledge, oral notice) of any such proceeding, and to the Knowledge of the Seller, no such proceeding is threatened or contemplated.
(e)    Condition of Property. The Owned Real Property has access to adequate service of any utilities required in the operation of the business of the Seller currently conducted at the Owned Real Property.
5.9    Purchased Contracts. The Seller has provided to the Buyer true and complete copies of each Purchased Contract, as amended. Each Purchased Contract is a valid, binding and enforceable obligation of the Seller and, to the Knowledge of the Seller, the other parties thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally. Except as set forth in Schedule 5.3, neither the Seller nor, to the Knowledge of the Seller, any other party thereto, is in material default under or in material violation of any Purchased Contract; no event has occurred that, with notice or lapse of time or both, would constitute such a material default or violation. The Seller has not intentionally released any of its rights under any Purchased Contract and, to the Seller’s Knowledge, no party to a Purchased Contract has repudiated any of the terms thereof or threatened to terminate, cancel or not renew any Purchased Contract.

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5.10    Insurance.
(a)    Schedule 5.10 sets forth a true and complete list of all insurance policies to which the Seller is a party or the named insured. No written notice of cancellation or termination or non-renewal (or, to Seller’s Knowledge, oral notice) has been received with respect to any such policy.
(b)    To the Seller’s Knowledge, the Seller has not been refused any insurance with respect to the Purchased Assets.
5.11    Litigation and Orders.
(a)    Except as set forth on Schedule 5.11, there are no Proceedings pending against Seller or, to the Knowledge of the Seller, threatened against or affecting the Seller, the Purchased Assets or the Assumed Liabilities. Except as set forth on Schedule 5.12, to Seller’s Knowledge, no event has occurred or circumstances exist that would give rise to or serve as a basis for the commencement of any Proceeding against, the Seller, the Purchased Assets or the Assumed Liabilities. There are no Proceedings pending or, to the Knowledge of the Seller, threatened that question the legality, validity or enforceability of this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby or that are, individually or in the aggregate, reasonably be expected to materially impair the ability of the Seller to perform on a timely basis its obligations under this Agreement or the Ancillary Agreements. Schedule 5.11 lists all Proceedings involving claims against the Seller since August 10, 2016 (that have not been settled).
(b)    Except as set forth on Schedule 5.11, there is no Order to which the Seller, or any of the Purchased Assets, is subject. The Seller has been in full compliance with all of the terms and requirements of each Order to which it, or any of the Purchased Assets is subject. The Seller has not received any written notice (or, to Seller’s Knowledge, oral notice) from any Governmental Authority or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any Order to which the Seller, or any of the Purchased Assets, is subject.
5.12    Compliance with Laws. Except as set forth on Schedule 5.12 and on Schedule 5.16(c), the Seller is now, and has been since the date of its formation, in compliance, in all material respects, with all applicable Laws and Orders. Except as set forth on Schedule 5.16(c), the Seller has not received any written from any Governmental Authority or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, or liability under any applicable Law in connection with the Seller’s operation of the Business.
5.13    Permits. Schedule 5.13 sets forth a true and complete list and description of all Permits held by the Seller, indicating which of such Permits will not be included as a Purchased Asset. Except as described on Schedule 5.13 and on Schedule 5.16(c), the Seller is in compliance in all material respects with the terms of such Permits and there is no pending or, to the Knowledge of the Seller, threatened termination, expiration, suspension, withdrawal or revocation of any of such Permits (other than expiration in accordance with their terms). Except

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for the Permits set forth on Schedule 5.13, there are no Permits, whether written or oral, necessary or required for the conduct of the Business as presently conducted, except for those Permits which, if not held by the Seller, would not be material to the operation of the Business.
5.14    Labor Matters.
(a)    (i) The Seller is not a party to, bound by or subject to any collective bargaining agreement or other similar type of contract with any labor union, (ii) the Seller has not agreed to recognize any union or other collective bargaining representative, (iii) in the past two years no union or group of employees of Seller has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board and, (iv) (A) in the past two years no union or collective bargaining representative has been certified as representing any employees of the Seller and (B) to Seller’s Knowledge, no organizational attempt has been made or threatened by or on behalf of any labor union or collective bargaining representative with respect to any employees of the Seller. The Seller has not experienced any labor strike, slowdown or stoppage or any other material labor difficulty and, to the Knowledge of the Seller, there are no facts or circumstances that might lead to any such material labor difficulty.
(b)    Schedule 5.14(b) lists, to the extent applicable, as of the date hereof, for each employee and independent contractor of the Seller, his or her: (i) name; (ii) title; (iii) location; (iv) date of hire; (v) exempt/non-exempt status; (vi) employment status (i.e., whether full-time, temporary, leased, etc.); (vii) active or inactive status (including type of leave, if any); and (viii) current annual base salary or hourly wage rate (or other compensation, but specifically excluding compensation relating to accrued and unused vacation or personal time off) and target bonus/commission for the current year. Except as set forth on Schedule 5.14(b), the Seller does not employ or engage any employee or independent contractor who cannot be dismissed immediately, whether currently or immediately after the Closing Date, without notice or cause and without further liability to the Seller, save and except for payment of accrued, unused vacation or personal time off (if any).
(c)    The Seller is not liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business). There are no pending claims against the Seller under any workers compensation plan or policy or for long-term disability.
5.15    Employee Benefit Plans.
(a)    Schedule 5.15(a) sets forth a complete list of all material Employee Plans. The Seller does not have any liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Employee Plans.

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(b)    Each Employee Plan has been maintained, operated and administered, in all material respects, in compliance with (i) its terms and any related documents or agreements and (ii) all applicable Laws. Each Employee Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or may rely on an opinion letter from the IRS with respect to such Employee Plan’s qualified status under Section 401(a) of the Code, and to the Knowledge of the Seller, nothing has occurred since the date of any such determination letter or opinion letter that could reasonably be expected to give the IRS grounds to revoke such qualified status.
(c)    Neither the Seller nor any member of the Controlled Group currently has, and at no time in the six (6) years prior to the Closing Date has had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code, a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code or a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.
(d)    With respect to each group health plan benefiting any current or former employee of the Seller or any member of the Controlled Group that is subject to Section 4980B of the Code, the Seller and each member of the Controlled Group have complied, in all material respects, with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA or any similar state or local Laws (“COBRA”).
5.16    Environmental.
(a)    Except as set forth on Schedule 5.16(a), to Seller’s Knowledge, there are no underground tanks and related pipes, pumps or other facilities, whether active or abandoned at the Owned Real Property, requiring a Permit or other registration under Environmental Laws.
(b)    To Seller’s Knowledge, there is no asbestos nor any asbestos-containing materials used in, applied to or in any way incorporated in any building, structure or other form of improvement on the Owned Real Property.
(c)    Except as set forth on Schedule 5.16(c), the Seller is presently and, since its formation has been, in compliance with all Environmental Laws applicable to the Owned Real Property or to the Seller’s Business, and to Seller’s knowledge there exist no Environmental Conditions that require reporting, investigation, assessment, cleanup, remediation or any other type of response action pursuant to any Environmental Law or that could be the basis for any liability of any kind pursuant to any Environmental Law.
(d)    The Seller has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Materials at or upon the Owned Real Property in the past two years, except in compliance with all applicable Environmental Laws; to Seller’s Knowledge, there has been no Release or

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Threat of Release of any Hazardous Material at or in the vicinity of the Owned Real Property in the past two years that requires or may require reporting, investigation, assessment, cleanup, remediation or any other type of response action pursuant to any Environmental Law.
(e)    Except as set forth on Schedule 5.16(c), the Seller has not (i) entered into or been subject to any consent decree, compliance order or administrative order with respect to the Owned Real Property; (ii) received notice under the citizen suit provisions of any Environmental Law; (iii) received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any Environmental Condition; or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to any Environmental Law.
(f)    The Seller has not assumed, undertaken, agreed to indemnify or otherwise become subject to any liability of any other Person relating to or arising from any Environmental Law.
(g)    The Seller has delivered, or caused to be delivered, to the Buyer copies of all documents, records and information in its possession or control concerning Environmental Conditions, including, previously conducted environmental audits and documents regarding any Release or disposal of Hazardous Materials at, upon or from the Owned Real Property, spill control plans and environmental agency reports and correspondence.
5.17    Brokers. Except for Armory Group LLC, no Person has acted directly or indirectly as a broker, finder or financial advisor for the Seller in connection with the negotiations relating to the transactions contemplated by this Agreement.
5.18    No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article V, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of its business or operations, its assets or Liabilities or the transactions contemplated hereby, including any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose, and the Seller expressly disclaims any such representation or warranty.
ARTICLE 6:  REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer hereby represents and warrants to the Seller, as of the date of this Agreement and as of the Closing Date, as follows:
6.1    Existence and Good Standing. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.
6.2    Power. The Buyer has the corporate power and authority to execute, deliver and perform fully its obligations under this Agreement and the Ancillary Agreements.
6.3    Validity and Enforceability. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions

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contemplated hereby and thereby, has been duly authorized and approved by all required action on the part of the Buyer. This Agreement has been, and at the Closing each of the Ancillary Agreements will have been, duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by the Seller, represent (or will represent) the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their respective terms.
6.4    No Conflict. Neither the execution of this Agreement or the Ancillary Agreements, nor the performance by the Buyer of its obligations hereunder or thereunder will violate or conflict with Buyer’s certificate of incorporation or bylaws (or equivalent documents) or any Law or Order applicable to the Buyer.
6.5    Litigation. There are no Proceedings pending or, to the Knowledge of the Buyer, threatened that question the legality, validity or enforceability of this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby or that could, individually or in the aggregate, reasonably be expected to materially impair the ability of the Buyer to perform on a timely basis its obligations under this Agreement or the Ancillary Agreements.
6.6    Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for the Buyer in connection with the negotiations relating to the transactions contemplated by this Agreement.
6.7    Due Diligence Investigation; No Reliance.
(a)    Buyer is experienced and sophisticated with respect to transactions of the type contemplated by this Agreement. In consultation with experienced counsel and advisors of its choice, Buyer has conducted its own independent review and analysis of the Seller, the Purchased Assets, the Assumed Liabilities and the Business and the rights and obligations it is acquiring and assuming under this Agreement and the Ancillary Agreements. Buyer acknowledges that (i) it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, contracts and other properties and assets of the Business that it and its representatives have desired or requested to see or review, and that it and its representatives have had an opportunity to meet with the officers of the Business and, (ii) except for the representations and warranties expressly set forth in Article 5 (and, in the case of clause (C) below, the indemnification rights of the Buyer Indemnitees in Article 9 in respect of such representations and warranties), (A) Buyer has not relied on any representation or warranty from any Seller or any other Person in determining to enter into this Agreement, (B) no Seller nor any other Person has made any representation or warranty, express or implied, at law or in equity (including any implied representation or warranty in respect of condition, merchantability, suitability or fitness for a particular purpose), in respect of the Business (or the value or future thereof, including its results of operations, financial condition or otherwise), the Purchased Assets, the Assumed Liabilities, the Seller, the transactions contemplated by this Agreement or the accuracy or completeness of any information regarding any of the foregoing that such Seller or any other Person furnished or made available to Buyer and its representatives, and Buyer expressly disclaims any such representation or warranty, and (C) no Seller nor any other Person shall have or be

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subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer’s use, of any such information.
(b)    In connection with Buyer’s review and analysis of the Business, Buyer (either directly or through its representatives) may have received from or on behalf of Seller, and/or representatives thereof certain estimates, forecasts, budgets, plans and projections (either financial or otherwise). Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, forecasts, budgets, plans and projections, (ii) Buyer is familiar with such uncertainties, (iii) Buyer has not relied upon the estimates, forecasts, budgets, plans or projections furnished to it, (iv) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, forecasts, budgets, plans and projections so furnished to Buyer (including the reasonableness of the assumptions underlying such estimates, forecasts, budgets, plans and projections), and (v) except in the case of a fraudulent misrepresentation, that Buyer shall have no claim, nor shall it or its representatives assert any claim, against any Seller, any Seller’s Affiliate or any Seller’s representative with respect thereto.
6.8    Available Funds. Buyer possesses all funds necessary to consummate all of the transactions contemplated by this Agreement.
ARTICLE 7:  TAX MATTERS
7.1    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) imposed on the Buyer or the Seller in connection with this Agreement and the Ancillary Agreements (“Transfer Taxes”) will be borne and paid by the Buyer when due, and the Buyer, at its own expense, will cause to be filed all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.
7.2    Cooperation; Audits. In connection with the preparation of Tax Returns, audit examinations, and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Seller, the Buyer and the Seller shall cooperate fully with each other, including, without limitation, the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by Taxing Authorities as to the imposition of Taxes. The Seller shall deliver within 10 days of the Buyer’s request therefore any information required to be reported by the Buyer or the Seller pursuant to Section 6043A of the Code.
7.3    Prorations. The Seller shall bear all property and ad valorem tax liability with respect to the Purchased Assets if the lien or assessment date arises prior to the Closing Date irrespective of the reporting and payment dates of such taxes. All other real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees on the Purchased Assets for taxable periods beginning before, and ending after, the Closing Date, shall be prorated between the Buyer and the Seller as of the Closing Date. The Seller shall be responsible for all such taxes and fees on the Purchased Assets accruing during any period up to and including the Closing Date. The Buyer shall be responsible for all such taxes and fees on the

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Purchased Assets accruing during any period after the Closing Date. With respect to Taxes described in this Section 7.3, the Seller shall timely file all Tax Returns due before the Closing Date with respect to such Taxes and the Buyer shall prepare and timely file all Tax Returns due after the Closing Date with respect to such Taxes. If one party remits to the appropriate Taxing Authority payment for Taxes, which are subject to proration under this Section 7.3 and such payment includes the other party’s share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes.
ARTICLE 8:  COVENANTS AND AGREEMENTS
8.1    Preservation of Records; Access. Subject to any retention requirements relating to the preservation of Tax records, the Seller and the Buyer agree that each of them shall preserve and keep the records held by them relating to the Business for a period of five years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with any insurance claims by, legal proceedings against (other than legal proceedings by the Seller against the Buyer or vice versa) or governmental investigations of the Seller or the Buyer or any of their Affiliates or in order to enable the Seller or the Buyer to comply with their respective obligations under this Agreement and the Ancillary Agreements. In addition to the foregoing, for a period of one year from the Closing Date, the Seller will provide Buyer, at Buyer’s expense, copies of all organizational documents, financial records, bank statements, payroll reports, fixed asset ledgers (including initial value, in service dates and accumulated depreciation at the beginning of all periods), invoices for incurred expenses and sales invoices for sales made, federal and state tax filings, and historical cost records for land and building purchases, of the Seller that are within Seller’s possession or control, in each case to the extent requested by Buyer to prepare any financial statements that Buyer is required to prepare by Law (for the avoidance of doubt, Seller makes no representation or warranty, express or implied, regarding any information provided pursuant to this sentence); provided that Buyer’s sole remedy with respect to Seller’s breach of the covenant contained in this sentence shall be to seek specific performance by Seller of such covenant. If the Seller or the Buyer wishes to destroy (or permit to be destroyed) such records after that time, such party shall first give 90 days prior written notice to the other and such other party will have the right at its option and expense, upon prior written notice given to such party within that 90 day period, to take possession of the records within 180 days after the date of such notice. Notwithstanding anything contained herein to the contrary, neither the Buyer, on the one hand, nor the Seller, on the other hand, shall be required to comply with the provisions of this Section 8.1 if doing so would (i) jeopardize any attorney-client or other legal privilege the disclosing party has with respect to such records or (ii) contravene any applicable Law.
8.2    Publicity. Neither the Buyer nor the Seller shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Buyer or its Affiliates lists securities.

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8.3    Employees.
(a)    The Buyer may (but is not obligated to) offer employment from and after the Closing Date to any employee of the Seller as the Buyer may determine in its sole discretion, on such terms and conditions as the Buyer may determine in its sole discretion, but the Buyer will not be obligated to do so pursuant to this Agreement or for any other reason.
(b)    No provision in this Section 8.3, whether express or implied, shall (i) create any third-party beneficiary or other rights in any employee or former employee of the Seller (including any beneficiary or dependent thereof), any other participant in any Employee Plan or any other Person; (ii) create any rights to continued employment with Seller, the Buyer or any of their Affiliates; or (iii) constitute or be deemed to constitute an amendment to any Employee Plan or any employee benefit plan, program, policy, agreement or arrangement sponsored or maintained by the Seller, the Buyer or any of their Affiliates.
8.4    No Solicitation; No Disparagement. For 24 months following the Closing Date, (a) Seller shall not, and shall cause its Affiliates not to: (i) directly or indirectly, solicit to employ, engage or hire employees of the Buyer who are employed by the Buyer at the Closing (other than general solicitations not specifically targeted at such employees and other than such employees who have been terminated by Buyer); or (ii) take any action which would disparage or otherwise damage the reputation of the Buyer or any of Buyer’s Affiliates; and (b) Buyer shall not, and shall cause its Affiliates not to, take any action which would disparage or otherwise damage the reputation of the Seller or any of Seller’s Affiliates. However, nothing in this Section 8.4 shall prohibit either party from participating in any governmental proceeding or enforcing its rights under any agreement.
8.5    Zoning Estoppel. Seller shall use commercially reasonable efforts to obtain an estoppel, in a form reasonably acceptable to Buyer, from the Delaware-Muncie Metropolitan Board of Zoning Appeals (the “Zoning Board”) addressed to Seller and Buyer that the Owned Real Property is in compliance with the Commitments Concerning the Use and Development of Real Estate granted by Bell Aquaculture, LLC on April 9, 2014, recorded in the Delaware County Recorder’s Office on April 17, 2014 as Instrument No. 2014R04200 (the “Declaration”).
8.6    Interim Operating Covenant. From the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Section 10.15, except as contemplated by this Agreement, unless the Buyer has previously consent in writing (which consent will not be unreasonably withheld or delayed), the Seller shall use commercially reasonable efforts to maintain, in all material respects, the condition of the Purchased Assets in the Ordinary Course of Business and shall not sell, transfer or otherwise dispose of any of the Purchased Assets (it being understood and accepted by Buyer that, in conjunction with the removal of the aquatic biomass, no cleaning of any Purchased Asset (nor winterization of same) is required, and water may be left in the tanks).
8.7    Efforts to Consummate. The Seller and the Buyer shall each use its commercially reasonable efforts to cause the conditions set forth in Article III to be satisfied as

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soon as practicable following the date hereof and to consummate the transactions contemplated herein as soon as possible after the satisfaction of the conditions set forth in Article III (other than those conditions that are to be satisfied simultaneously with the Closing itself).
8.8    Removal of Inventory and Aquatic Biomass. Promptly following the date of this Agreement, Seller will use commercially reasonable efforts to remove all of its inventory and aquatic biomass that constitute Excluded Assets from the Owned Real Property (for the avoidance of doubt, water need not be removed and the facilities and equipment will not be cleaned or winterized).
8.9    Updates to Schedules. From the date hereof until the Closing Date, if the Seller becomes aware of any matter hereafter arising or discovered that, if existing or known at, or occurring prior to, the date of this Agreement, would have rendered any of the representations or warranties contained in Article V materially untrue, then the Seller shall, as soon as practicable, disclose to the Buyer in writing such matter. Notwithstanding the foregoing, the delivery of any such notice is intended to be for the convenience of the Buyer and for informational purposes only and will not affect the rights of the Buyer under any provisions of this Agreement. From the date hereof until the Closing Date, if the Buyer becomes aware of any matter hereafter arising or discovered that, if existing or known at, or occurring prior to, the date of this Agreement, would have rendered any of the representations or warranties contained in Article VI materially untrue, then the Buyer shall, as soon as practicable, disclose to the Seller in writing such matter.
ARTICLE 9:  REMEDIES
9.1    General Indemnification Obligation.
(a)    Subject to Section 9.2, from and after the Closing, the Seller shall indemnify and hold harmless the Buyer and its officers, directors, employees, agents, stockholders and Affiliates (each, a “Buyer Indemnitee”) from and against any and all out-of-pocket losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, costs, fees, expenses (including, without limitation, reasonable attorneys’ fees) and disbursements (collectively “Losses”) actually incurred by a Buyer Indemnitee, based upon, arising out of or otherwise in respect of (i) any inaccuracies in or any breach of any representation or warranty of the Seller contained in Article V of this Agreement or in any Ancillary Agreement, (ii) any breach of the covenants or agreements of the Seller contained in this Agreement (including the Schedules and Exhibits attached hereto) or any Ancillary Agreement, (iii) the Excluded Liabilities, and (iv) any material noncompliance existing as of the Closing Date of the Owned Real Property with the Declaration that is indicated by the estoppel obtained from the Zoning Board pursuant to Section 8.5 (to the extent related to the period prior to the Closing Date).
(b)    From and after the Closing, the Buyer shall indemnify and hold harmless the Seller and its officers, directors, employees, agents, members and Affiliates (each, a “Seller Indemnitee”) actually incurred by a Seller Indemnitee from and against any and all Losses based upon, arising out of or otherwise in respect of (i) any inaccuracies in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or any Ancillary Agreement or (ii) any Assumed Liability.

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(c)    Each Person providing indemnification pursuant to this Section 9.1 is also referred to herein as an “Indemnifying Party,” and each Person being indemnified pursuant to this Section 9.1 is also referred to here as an “Indemnified Party.”
9.2    Survivability; Limitations.
(a)    The representations and warranties of the Seller and the Buyer contained in this Agreement or in any Ancillary Agreement, and any liability claim related thereto, will only survive for a period ending on the 12-month anniversary of the Closing Date (the “Expiration Date”); provided, however, that (i) the Expiration Date for any liability claim relating to a breach of or inaccuracy in the representations and warranties set forth in Section 5.7 will be the expiration of the applicable statute of limitations, as extended, plus a period of 90 days; and (ii) the Expiration Date for any liability claim relating to a breach of or inaccuracy in the representations and warranties of the Seller set forth in Section 5.1, Section 5.2, Section 5.3(a)(i), the first sentence of Section 5.6, Section 5.17, Section 6.1, Section 6.2, Section 6.3, Section 6.4, Section 6.6, Section 6.7 and Section 6.8 (the “Fundamental Representations”), and the Fundamental Representations, will only survive for a period ending on the two-year anniversary of the Closing Date; and (iii) any liability claim pending on its applicable Expiration Date for which notice a claim for indemnification has been given (in good faith and in writing, to the Seller or the Buyer, as applicable, specifying in reasonable detail the basis for such claim (including the specific provision hereof alleged to have been violated) and the alleged Losses and computation methods thereof) under this Section 9.2, and in accordance with Section 9.3, on or before the applicable Expiration Date may continue to be asserted and indemnified against until finally resolved, provided a Proceeding respecting such claim is brought by the Indemnified Party against the Indemnifying Party within one (1) year of such notice. All of the covenants and agreements of the Seller and the Buyer contained in this Agreement that are to be performed prior to or at the Closing will only survive for a period ending on the 12-month anniversary of the Closing Date. All of the covenants and agreements of the Seller and the Buyer contained in this Agreement or in any Ancillary Agreement that are to be performed after the Closing will only survive in accordance with their terms. For the avoidance of doubt, no Indemnifying Party shall be liable for a claim asserted against it after the applicable Expiration Date.
(b)    Notwithstanding anything to the contrary contained in this Article 9, (i) any indemnification obligations of the Seller to the Buyer Indemnitees must first be drawn from the funds subject to the Escrow Agreement; and (ii) the Seller shall not be liable for any Losses pursuant to Section 9.1(a)(i) and (iv) (other than with respect to Fundamental Representations of the Seller and the representations contained in Section 5.7), with the Buyer Indemnitee’s sole recourse for such Losses being the funds subject to the Escrow Agreement.
(c)    All indemnity payments shall be treated as adjustments to the Purchase Price for all income Tax purposes except to the extent required by Law.
(d)    Except with respect to any Fundamental Representations of the Seller and the representations contained in Section 5.7, the Seller’s aggregate liability pursuant to

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Section 9.1(a)(i) of this Agreement shall not exceed the Escrow Amount. Without altering the foregoing sentence, Seller’s aggregate liability in excess of the Escrow Amount under Section 9.1(a) of this Agreement (including with respect to any Fundamental Representations and the representations contained in Section 5.7), shall not exceed an amount equal to the Purchase Price minus (i) the Escrow Amount and (ii) any amounts withheld from the Seller in accordance with Section 2.5(b).
(e)    The Seller shall not have any liability under Section 9.1(a)(i) hereof unless the aggregate amount of Losses incurred by the Seller Indemnitees and indemnifiable hereunder exceeds $200,000 (the “Deductible”) and, in such event, the Seller shall only be required to pay the amount of Losses in excess of such Deductible (subject to the other limitations in this Article 9); provided, that the Deductible limitation shall not apply to Losses related to any indemnification claim arising out any breach of any Fundamental Representation or any representations contained in Section 5.7 by Seller.
(f)    If any Losses sustained by a Buyer Indemnitee are covered by an insurance policy or an indemnification, contribution or similar obligation of another Person (other than an Affiliate of such Buyer Indemnitee), the Buyer Indemnitee shall use commercially reasonable efforts to collect such insurance proceeds or indemnity, contribution or similar payments. The amount of any Losses subject to indemnification under Section 9.1(a) shall be reduced by the amounts actually recovered (net of any costs of recovery) by any Buyer Indemnitee under applicable insurance policies or an indemnification, contribution or similar obligation of another Person (other than an Affiliate of such Buyer Indemnitee) with respect to claims related to such Losses and if any Buyer Indemnitee receives such insurance proceeds or indemnity, contribution or similar payments after the settlement of any indemnification claim under Section 9.1(a), such Buyer Indemnitee shall refund to the Seller the amount of such insurance proceeds or indemnity, contribution or similar payments, up to the amount received in connection with such indemnification claim (net of any costs of recovery). It is the intention of the parties that no insurer or third party shall be entitled to any benefit or right it would not be entitled to receive in the absence of this paragraph. An Indemnified Party hereunder shall be subrogated to the Indemnified Party’s rights of recovery to the extent of any Losses satisfied by such Indemnified Party. Such Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof.
(g)    The amount of any Losses subject to indemnification under Section 9.1 shall be calculated net of any Tax benefit actually received by the Buyer Indemnitee or Seller Indemnitee (as applicable) on account of such Losses within the four-year period after the Closing Date. No Buyer Indemnitees shall be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one Loss or related group of Losses.
(h)    Notwithstanding anything to the contrary contained in this Agreement or provided for under any applicable Law, no party hereto shall be liable to any other Person, either in contract or in tort, for, and Losses shall exclude, any loss of profits or any consequential, incidental, exemplary, indirect, special or punitive damages of such

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other Person, including loss of future revenue, income or profits, or any diminution of value or multiples of earnings damages relating to the breach or alleged breach hereof, whether or not the possibility of such damages has been disclosed to the other party in advance or could have been reasonably foreseen by such other party, except to the extent such damages are paid to an unaffiliated third party pursuant to a non-appealable court order in connection with a Third Party Claim that is subject to indemnification hereunder.
(i)    The Seller shall have no liability under any provision of this Agreement for any Losses caused by actions of any Buyer Indemnitee taken after the Closing. The Buyer Indemnitees shall use commercially reasonable efforts to mitigate or otherwise reduce the amount of any Losses that it incurs in connection with any matter with respect to which it is entitled to be held harmless, indemnified, compensated or reimbursed pursuant to this Article 9. Each party hereby waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses.
(j)    The Buyer Indemnitees do not have any right to indemnification with respect to any Losses for any environmental investigation, sampling or testing, or any corrective, or remedial action or any action to address environmental noncompliance (collectively, “Buyer Remedial Action”) except to the extent that such Buyer Remedial Action is (i) required by any Environmental Law, Order, or otherwise required by a Governmental Authority (including environmental deed or use restrictions), (ii) undertaken in a reasonably cost-effective manner under the circumstances and in connection with a claim from a third party, and (iii) in the case of any cleanup remediation, or other response action with respect to soils, water, air, groundwater or other environmental media, designed to achieve the least stringent cleanup standards applicable to the subject property based on the terms of then applicable Environmental Laws, Orders, and any other requirements of a Governmental Authority having force of law assuming use of the subject property as it was used by the Seller as of the Closing Date (e.g., where applicable, industrial use), and employing risk-based standards, institutional controls or engineering controls; provided that such controls or restrictions are consistent with and permitted by the terms of any then applicable Environmental Laws, Orders, and any other requirements of a Governmental Authority having force of law, and do not materially inhibit any use of the real property of the Seller that occurred as of the Closing Date.
(k)    Each party acknowledges and agrees that, excluding knowing and willful fraud, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and transactions contemplated hereby (other than those arising from a claim under Section 8.1, Section 8.2, or Section 8.4 or under the Escrow Agreement, with respect to which each party shall be entitled to specific performance and other equitable remedies) shall be pursuant to the indemnification set forth in this Article 9 and the remedies contemplated by Section 10.16. In furtherance of the foregoing, but without limiting the rights of indemnification expressly provided for under Section 9.1 (and subject to the other provisions of this Article 9), excluding knowing and willful fraud and except for actions seeking specific performance or similar injunctive relief pursuant to Section 10.16, each Buyer Indemnitee and Seller Indemnitee hereby waives,

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to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (including any right, whether arising at Law or in equity, to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including the remedy of rescission and remedies that may arise under common law) it may have against any Indemnifying Party whether arising under or based upon any federal, state, local or foreign Law (including any Environmental Law) or otherwise.
9.3    Claim Procedures.
(a)    Procedures for Third-Party Claims. In the event that an Indemnified Party determines that it has a claim for Losses against an Indemnifying Party arising from a claim of a third party (a “Third-Party Claim”), the Indemnified Party shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third-Party Claim as promptly as reasonably practicable after receipt by such Indemnified Party of notice of the Third-Party Claim; provided that failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except (x) to the extent the Indemnifying Party shall have been prejudiced as a result of such failure and (y) no indemnification shall be available under this Article 9 with respect to a claim made after the applicable Expiration Date. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party from time to time, promptly, upon becoming aware of any facts or circumstances that would reasonably be expected to give rise to, or be in furtherance of, a claim for indemnification hereunder, written notice thereof to the Indemnifying Party, specifying the amount of such claim and the nature and basis of such claim, and provide copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim. The Indemnifying Party shall be entitled to participate in the defense of the Third-Party Claim and, if it elects and acknowledges in writing to satisfy its indemnification obligations hereunder with respect to such claim, subject to the limitations in this Article 9, to assume the defense thereof with counsel selected by the Indemnifying Party. Should an Indemnifying Party elect to assume the defense of a Third-Party Claim, the Indemnifying Party shall not be liable for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense. If the Indemnifying Party elects to defend a Third-Party Claim, each party shall cooperate in the defense or prosecution of such Third-Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision by the Indemnified Party to the Indemnifying Party of records and information which are reasonably relevant to such Third-Party Claim, and making personnel available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. No compromise or settlement of any Third-Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s consent, which shall not be unreasonably withheld, conditioned or delayed; provided that no such consent shall be required if (i) there is no finding or admission of any violation of Law by the Indemnified Party and no effect on any other claims that may be made against such Indemnified Party or its Affiliates and (ii) each Indemnified Party that is party to such Third-Party Claim is

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fully and unconditionally released from liability with respect to such claim. No Indemnified Party shall settle or compromise any Third Party Claim without the express prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.
(b)    Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Losses against an Indemnifying Party hereunder (other than as a result of a Third-Party Claim), the Indemnified Party shall give written notice thereof to the Indemnifying Party, specifying the amount of such claim, the nature and basis of the alleged breach giving rise to such claim (no indemnification shall be available under this Article 9 with respect to a claim made after the applicable Expiration Date). The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records related to such claim during normal business hours and upon reasonable prior written notice for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Losses.
ARTICLE 10:  MISCELLANEOUS
10.1    Expenses. Except as otherwise provided in this Agreement, each of the parties shall bear their respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.
10.2    No Assignment. The rights and obligations of the Buyer under this Agreement may not be assigned without the prior written consent of the Seller. Notwithstanding the previous sentence, the Buyer may without the consent of the Seller, assign its rights under this Agreement to (a) any lender of the Buyer or (b) any purchaser of substantially all of the assets or business of the Buyer. The rights and obligations of the Seller under this Agreement may not be assigned without the prior written consent of the Buyer.
10.3    Headings. The headings contained in this Agreement are included for purposes of convenience only, and do not affect the meaning or interpretation of this Agreement.
10.4    Integration, Modification and Waiver. This Agreement, together with the exhibits, schedules and certificates or other instruments delivered under this Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior understandings of the parties. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by the Buyer and the Seller; provided, however, that no amendment may be made that is prohibited by Law or that alters the liabilities or indemnities contained in this Agreement in any material respect without the approval of the affected parties. No waiver of any of the provisions of this Agreement will be deemed to be or will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.
10.5    Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted jointly by the parties and no presumption

NAI-1502700397v12

or burden of proof must arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word “including” means including without limitation. Any reference to the singular in this Agreement also includes the plural and vice versa. All references to Contracts includes all schedules, attachments, annexes, addenda, exhibits and amendments thereto.
10.6    Severability. If any provision of this Agreement or the application of any provision of this Agreement to any party or circumstance is, to any extent, adjudged invalid or unenforceable, (a) the application of the remainder of such provision to such party or circumstance, the application of such provision to the other parties or circumstances, and the application of the remainder of this Agreement will not be affected thereby; and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
10.7    Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when dispatched by electronic facsimile transfer (with a confirmation report that the transmission was successful), (c) when dispatched by e-mail (with confirmation of receipt, excluding automated responses), (d) one business day after having been dispatched by a nationally recognized overnight courier service or (e) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address or facsimile number specified below:
If to the Seller:
Bell Fish Company LLC
c/o Trive Capital
2021 McKinney Ave, Suite 1200
Dallas, TX 75201
Attention: Blake Bonner
E-mail: blakebonner@trivecapital.com
with a copy to:
Haynes and Boone, LLP
1801 Broadway Street, Suite 800
Denver, CO 80202
Attention: Tom Tippetts
E-mail: tom.tippetts@haynesboone.com
If to the Buyer:
AquaBounty Technologies, Inc.
2 Mill & Main Place; Suite 395
Maynard, MA 01754

NAI-1502700397v12

Attention: Christopher Martin
Facsimile No.: 978-897-3217
E-mail: cmartin@aquabounty.com
with a copy to:
Jones Day
77 West Wacker, Suite 3500
Chicago, Illinois 60601
Attention: Michael P. Earley
Facsimile No.: 312-782-8585
E-mail: mearley@jonesday.com
Any party may change its address or facsimile number for the purposes of this Section 10.7 by giving notice as provided in this Agreement.
10.8    Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.
10.9    Counterparts. This Agreement may be executed in two or more counterparts (and by facsimile or portable document format (.pdf)), each of which will be deemed an original, but all of which together will constitute one and the same instrument.
10.10    Non-Recourse.
No past, present or future director, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney or representative of Buyer or Seller or any of their respective Affiliates shall have any liability for any obligations or liabilities of Buyer or Seller under this Agreement or the Ancillary Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.
10.11    Consent to Jurisdiction and Service of Process. The parties hereto hereby submit to the exclusive jurisdiction of the courts of Delaware or the courts of the United States located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and the Ancillary Agreements and hereby waive, and agree not to assert, any defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement and any Ancillary Agreement, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon the Buyer or the Seller by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 10.7 hereof.
10.12    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR

NAI-1502700397v12

INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
10.13    Disclosure Schedules. The Disclosure Schedules referred to herein and attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein and is an integral part of this Agreement. Any capitalized terms used in the Disclosure Schedules and not otherwise defined therein shall have the meaning set forth in this Agreement. The disclosure of any matter in a section of the Disclosure Schedules shall be deemed disclosed with respect to any other section of the Disclosure Schedules, notwithstanding the omission of a cross reference thereto, to the extent the relevance of such matter to such other section is reasonably apparent based solely on the description of such matter contained in the Disclosure Schedules.
10.14    Third Party Beneficiaries. Except as provided as to the rights of the Buyer Indemnitees and Seller Indemnitees herein, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
10.15    Termination.
(a)    This Agreement may be terminated at any time prior to the Closing:
(i)    by the Seller or the Buyer, if the transactions Closing has not been consummated on or before July 12, 2017 (such date, the “Outside Date”); provided that no party shall be entitled to terminate this Agreement pursuant to this Section 10.15 if the failure to consummate the transactions contemplated hereby on or prior to the Outside Date is the result of such party’s breach of its representations, warranties, obligations or covenants under this Agreement which have not been cured;
(ii)    by the Seller or the Buyer, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; and
(iii)    by the mutual written consent of the Seller and the Buyer.
(b)    If this Agreement is terminated by the Buyer or the Seller as provided in Section 10.15, the provisions of this Agreement shall immediately become void and of no further force and effect (other than (a) this Article X and (b) liability on the part of the

NAI-1502700397v12

Buyer or the Seller to one another for material breaches of this Agreement prior to the time of such termination, which shall all survive the termination of this Agreement). Nothing in this Section 10.15 shall be deemed to alter the provisions of Section 10.16 or otherwise impair the right of any party to compel specific performance by another party of its obligations under this Agreement in accordance with Section 10.16. If the transactions contemplated by this Agreement are terminated as provided herein, (x) the Buyer shall return all documents and copies and other materials received from or on behalf of the Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Seller, and (y) all such information shall be treated in accordance with refer that certain Mutual Confidentiality Agreement executed by and among Trive Capital Management, LLC, TCFI Bell LLC, Buyer and Intrexon Corporation, which shall remain in full force and effect notwithstanding the termination of this Agreement in accordance with this Section 10.15.
10.16    Enforcement of Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to (a) any other remedy to which they are entitled under this Agreement prior to the Closing Date, or (b) any other remedy to which they are entitled under this Agreement after the Closing Date.
[SIGNATURES ON FOLLOWING PAGE]

NAI-1502700397v12

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
AQUABOUNTY TECHNOLOGIES, INC.

By: /Ronald L. Stotish/
Name: Ronald Stotish
Title: Chief Executive Officer and President

Signatures Continued on Next Page.

NAI-1502700397v12    Signature Page to Asset Purchase Agreement    16317990

BELL FISH COMPANY LLC

By: /Blake Bonner/
Name: Blake Bonner
Title: Vice President and Secretary

NAI-1502700397v12    Signature Page to Asset Purchase Agreement    16317990

EXHIBIT A

Form of Assignment and Assumption Agreement

(See Attached.)

NAI-1502700397v12    Signature Page to Asset Purchase Agreement    16317990

ASSIGNMENT AND ASSUMPTION AGREEMENT
This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ________, 2017 (this “Agreement”), is executed by Bell Fish Company LLC, a Delaware limited liability company (“Assignor”), and Aquabounty Technologies, Inc., a Delaware corporation (“Assignee”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (defined below).
RECITALS:

WHEREAS, this Agreement is being delivered pursuant to that certain Asset Purchase Agreement, dated as of even date herewith (as amended from time to time, the “Purchase Agreement”), by and between Assignor and Assignee; and

WHEREAS, in accordance with the Purchase Agreement, Assignor has agreed to sell, transfer, assign, convey and deliver to Assignee, and Assignee has agreed to purchase and assume from Assignor, the Assumed Liabilities (as defined in Section 2.3 of the Purchase Agreement) and the Purchased Contracts (as defined in Section 2.1(c) of the Purchase Agreement) (including the Purchased Contracts set forth on Exhibit A hereto).

NOW, THEREFORE, in consideration of the premises and agreements contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby act and agree as follows:

1.    Assignment of the Assumed Liabilities and Purchased Contracts. Assignor hereby absolutely, unconditionally and irrevocably transfers and assigns to Assignee the Assumed Liabilities and all of Assignor’s rights under the Purchased Contracts (including the Purchased Contracts set forth on Exhibit A hereto).
2.    Assumption of the Assumed Liabilities and Purchased Contracts. Assignee hereby absolutely, unconditionally, and irrevocably accepts the transfer and assignment of, assumes, succeeds to, becomes substituted for, and agrees to pay, perform, and discharge when due, the Assumed Liabilities and the Purchased Contracts.
3.    Terms of the Purchase Agreement. This Agreement is made subject to and with the benefit of the respective provisions of the Purchase Agreement (including, without limitation, the schedules and exhibits thereto), which are incorporated herein by reference. Nothing contained in this Agreement shall be deemed to expand, impair, supersede, modify, limit, extend, expand, add to, diminish, amend or in any way affect any of the rights, obligations, agreements, covenants, representations, warranties or indemnities of any party under the Purchase Agreement, which shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
4.    Nonassignable Assets. Nothing in this Agreement shall be construed as an assignment or transfer to Assignee of, or an attempt to assign or transfer to Assignee, any Nonassignable Assets. Each party confirms and acknowledges that the provisions of Section 4.5(c) of the Purchase Agreement apply and shall continue to apply to all Nonassignable Assets.

16335221_2

5.    Counterparts. This Agreement may be executed in two or more counterparts (and by facsimile or portable document format (.pdf)), each of which will be deemed an original, but all of which together will constitute one and the same instrument.
6.     Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only and shall not be deemed to affect the meaning or construction of any provisions hereof.
7.    Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

8.    Successors and Assigns. This Agreement, and all the terms and provisions hereof, will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns to the extent provided in the Purchase Agreement.

9.    No Amendment. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by Assignor and Assignee; provided, however, that no amendment may be made that is prohibited by Law or that alters the liabilities or indemnities contained in this Agreement in any material respect without the approval of the affected parties.

* * * * *

16335221_2    2

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

ASSIGNEE:

AQUABOUNTY TECHNOLOGIES, INC.

By:
Name:
Title:

ASSIGNOR:
BELL FISH COMPANY LLC

By:
Name:
Title:

Signature Page to
Assignment and Assumption Agreement

EXHIBIT A

PURCHASED CONTRACTS

(attached)

16335221_2    Exhibit A

EXHIBIT B

Form of Bill of Sale

(See Attached.)

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made as of ____________, 2017, from Bell Fish Company LLC, a Delaware limited liability company (“Assignor”), to Aquabounty Technologies, Inc., a Delaware corporation (“Assignee”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (defined below).

RECITALS:
WHEREAS, this Bill of Sale is being delivered pursuant to that certain Asset Purchase Agreement, dated as of even date herewith (as amended from time to time, the “Purchase Agreement”), by and between Assignor and Assignee; and
WHEREAS, in accordance with the Purchase Agreement, Assignor is required to sell, transfer, assign, convey and deliver to Assignee all of the Purchased Assets (as defined in Section 2.1 of the Purchase Agreement) (including those set forth in Exhibit A).
NOW, THEREFORE, in consideration of the premises and agreements contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby acts and agrees as follows:

1.    Conveyance of Assets. In accordance with the terms of the Purchase Agreement, Assignor hereby absolutely, unconditionally and irrevocably sells, transfers, assigns, conveys and delivers to Assignee, and Assignee hereby purchases, all of the Assignor’s right, title and interest in, to and under the Purchased Assets (including those set forth in Exhibit A), TO HAVE AND TO HOLD, unto Assignee, its successors and assigns forever.

2.    Terms of the Purchase Agreement. This Bill of Sale is made subject to and with the benefit of the respective provisions of the Purchase Agreement (including, without limitation, the schedules thereto). Assignor and Assignee hereby agree and acknowledge that the execution and delivery of this Bill of Sale shall not expand, impair, supersede, modify, limit, extend, diminish, amend or in any way affect any of the rights, obligations, agreements, covenants, representations, warranties or indemnities contained in the Purchase Agreement, which shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

3.    Counterparts. This Bill of Sale may be executed in multiple counterparts, each of which shall be deemed to be an original copy of this Bill of Sale, and all of which, when taken together, shall be deemed to constitute one and the same instrument. The parties hereto intend to treat as an original any document in connection with any counterpart to this Bill of Sale or any related document that is delivered by electronic transmission, including by facsimile, PDF, photo static copy, or otherwise.

4.    Descriptive Headings. The descriptive headings of this Bill of Sale are for convenience of reference only and shall not be deemed to affect the meaning or construction of any provisions hereof.

5.    Governing Law. This Bill of Sale will be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

6.    Successors and Assigns. This Bill of Sale, and all the terms and provisions hereof, will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns to the extent provided in the Purchase Agreement.

* * * * *

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IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the day and year first written above.

ASSIGNEE:

AQUABOUNTY TECHNOLOGIES, INC.

By:
Name:
Title:

ASSIGNOR:
BELL FISH COMPANY LLC

By:
Name:
Title:

Signature Page to Bill of Sale

EXHIBIT A

BILL OF SALE

(attached)

Exhibit A

EXHIBIT C

Form of Escrow Agreement

(See Attached.)

PRIVILEGED AND CONFIDENTIAL

ESCROW AGREEMENT
This Escrow Agreement (this “Escrow Agreement”) dated this [___] day of [_________], 2017 (the “Effective Date”), is entered into by and among AquaBounty Technologies, Inc., a Delaware corporation (the “Buyer”), Bell Fish Company LLC, a Delaware limited liability company (the “Seller”), and Wilmington Trust, N.A., as escrow agent (the “Escrow Agent”). The Escrow Agent, the Buyer and the Seller are sometimes referred to in this Escrow Agreement collectively as the “Parties” or individually as a “Party”.
RECITALS
A.The Parties are parties to that certain Asset Purchase Agreement, dated [_____________________], 2017 (the “Purchase Agreement”), a copy of which has been delivered to the Escrow Agent.
B.The Purchase Agreement provides that, on the Closing Date (as defined in the Purchase Agreement), the Buyer will place an agreed upon sum of money in an escrow account to be held by the Escrow Agent to fund the indemnification obligations of the Seller set forth in the Purchase Agreement.
C.The Escrow Agent is willing to serve as the escrow agent under this Escrow Agreement and agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.
In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
ESCROW DEPOSIT
Section 1.1.    Receipt of Escrow Property. Upon execution hereof, the Buyer shall deliver to the Escrow Agent the amount of $2,500,000 (the “Escrow Amount”) in immediately available funds pursuant to Section 2.5(a) of the Purchase Agreement. The Escrow Amount will be deposited with the Escrow Agent and, except as provided herein, together with any interest and other income from investment of such Escrow Amount (together with the Escrow Amount, the “Escrow Property”), will be held by the Escrow Agent to secure any indemnification payment obligations of the Seller under Article 9 of the Purchase Agreement.
Section 1.2.    Investments.
(a)    The Escrow Agent shall invest the Escrow Property in an interest bearing account with the M&T Bank Corporate Deposit Account, which is further described herein on Exhibit A.
(b)    The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this

Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement (provided such investments are made in accordance with Section 1.2(a) and Exhibit A hereto). The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.
Section 1.3.    Disbursements.
(a)    Joint Written Instructions. At any time or times after the execution of this Escrow Agreement and prior to the Claim Period Expiration Date, the Buyer and the Seller, or their respective successors or assigns, may prepare and deliver jointly to the Escrow Agent written instructions, substantially in the form of Exhibit B and signed by both the Buyer and the Seller (“Joint Written Instructions”), as to the disbursement of the Escrow Property or any portion thereof to be made to the Buyer or the Seller, as applicable. In the event the Escrow Agent receives Joint Written Instructions, the Escrow Agent shall disburse the Escrow Property pursuant to such Joint Written Instructions.
(b)    Escrow Claim Period; Distribution of the Escrow Property.

(i)
Subject to the provisions of this Section 1.3, the Escrow Property shall be in existence immediately following the Closing (as defined in the Purchase Agreement) and shall terminate at 11:59 p.m., Eastern Standard Time, on the date that is one year following the Closing Date (as defined in the Purchase Agreement) (the “Claim Period Expiration Date”).

(ii)
Within two business days following the Claim Period Expiration Date, any portion of the Escrow Property not distributed to the Buyer, on behalf of itself or any other Buyer Indemnitee, in accordance with Joint Written Instructions or a Final Order or Unchallenged Order, shall be distributed to the Seller in accordance with the wire instructions set forth in Exhibit C; provided, however, that the portion of the then-existing Escrow Property equal to the aggregate of all unresolved or unsatisfied good faith claims for Losses set forth in all Claims Notices delivered to the Escrow Agent and the Seller by the Buyer prior to the Claim Period Expiration Date shall remain in the Escrow Property at and after the Claim Period Expiration Date until resolved pursuant to Section 1.3(d).

(c)    Claims Against Escrow Fund. At any time or times after the execution of this Escrow Agreement and prior to the Claim Period Expiration Date, the Buyer, on behalf of itself or any other Buyer Indemnitee, may make claims against the Escrow Property by delivering written notice of each such claim, which notice shall specify in reasonable detail (i) the nature of such claim,

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(ii) the amount of Losses (as defined in the Purchase Agreement) claimed pursuant to Article 9 of the Purchase Agreement, and (iii) the basis of the Buyer’s request for indemnification under Article 9 of the Purchase Agreement with respect to the Escrow Property, to the Seller and the Escrow Agent in accordance with Section 4.3 of this Escrow Agreement (a “Claims Notice”); provided, that in no event shall the Buyer be entitled to deliver a Claims Notice after the Claim Period Expiration Date. Upon final resolution under Article 9 of the Purchase Agreement of any objection by the Seller to the Losses claimed in a Claims Notice, the Buyer and the Seller will deliver to the Escrow Agent Joint Written Instructions setting forth the amounts in which such Losses, if any, shall be disbursed from the Escrow Property. Any claims against the Escrow Property under Article 9 of the Purchase Agreement shall be made by delivering Joint Written Instructions to the Escrow Agent.
(d)    Unresolved Claims at the Claim Period Expiration Date; Final and Unchallenged Orders. If the aggregate amount set forth in any Claims Notices delivered by the Buyer to the Escrow Agent and the Seller prior to the Claim Period Expiration Date with respect to all then-unresolved or unsatisfied good faith claims for Losses is equal to or greater than the Escrow Property, then no portion of the Escrow Property will be delivered or distributed to any Party upon the Claim Period Expiration Date (absent Joint Written Instructions or a Final Order or Unchallenged Order to the contrary). If, at any time, and from time to time, after the Claim Period Expiration Date, the aggregate amount set forth in any Claims Notices delivered by the Buyer to the Escrow Agent and the Seller prior to the Claim Period Expiration Date with respect to all then-unresolved or unsatisfied good faith claims for Losses is less than the Escrow Property, then the portion of the Escrow Property in excess of such aggregate amount shall promptly (and in any event within three business days) be distributed to the Seller in accordance with the wire instructions set forth in Exhibit C. For purposes of determining at any particular time the portion of the Escrow Property that is necessary or sufficient to satisfy and/or provide for all then-unresolved or unsatisfied good faith claims for Losses set forth in any Claims Notices delivered by the Buyer to the Escrow Agent and the Seller prior to the Claim Period Expiration Date, such amount will be assumed to be equal to the aggregate amount set forth in any such Claims Notices with respect to all then-unresolved or unsatisfied good faith claims for Losses (absent Joint Written Instructions or a Final Order or Unchallenged Order to the contrary). The Parties will execute and deliver such instruments and other documents as may be required in connection with, and otherwise assist and cooperate with the Escrow Agent in making, any distributions pursuant to this Section 1.3. Escrow Agent will make disbursements from the Escrow Property to the Buyer or the Seller, and will take any other action relating to this Agreement, pursuant to any (i) final, non‑appealable order, writ, judgment or decree of a court of competent jurisdiction (a “Final Order”) or (ii) an order, writ, judgment or decree of a court of competent jurisdiction that has not been appealed by a party to such litigation on or before thirty (30) days after such the date of such order, writ, judgment or decree (an “Unchallenged Order”), in each case, determining that the amount stated therein is owed to such Person pursuant to the Purchase Agreement and this Agreement. Any request for disbursement pursuant to a Final Order or Unchallenged Order must be accompanied by (i) a written certification or opinion from counsel for the requesting Party attesting, (A) in the case of a Final Order, that such Final Order is final and non‑appealable and not subject to further proceedings or appeal or (B) in the case of an Unchallenged Order, that such Unchallenged Order has not been formally appealed (or otherwise formally challenged) by a party to such litigation on or before thirty (30) days after the date of such

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Unchallenged Order, and (ii) a written instruction from an authorized representative of the requesting Party given to effectuate such Final Order or Unchallenged Order, in each case upon which Escrow Agent may exclusively rely. Escrow Agent may rely and act in accordance with such certification (including an opinion of counsel) and instruction without further inquiry (including that Escrow Agent is entitled to assume that such court has jurisdiction in such matter) and Escrow Agent shall have no responsibility to review the Final Order or Unchallenged Order to which such certification (including an opinion of counsel) and instruction refers or to make a determination as to whether such Final Order is final or such Unchallenged Order has been challenged (as applicable). For the avoidance of doubt, except with respect to Tax Distributions, the Escrow Agent shall only disburse the Escrow Property in accordance with Joint Written Instructions, Section 1.3(b)(ii), a Final Order, and/or an Unchallenged Order.
(e)    Third Party Payments. In the event that the Escrow Agent makes any payment to any other party in accordance with Joint Written Instructions, pursuant to this Escrow Agreement, the Buyer or the Seller, as applicable, will inform such other party of its obligations pursuant to this Section 1.3(e). If, for any reason, such payment (or any portion thereof) is required to be returned to the escrow account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient shall repay to the Escrow Agent upon written request the amount so paid to it.
(f)    Court Order. The Escrow Agent shall, in its sole discretion, comply with judgments or orders issued or process entered by any court with respect to the Escrow Property, including without limitation any attachment, levy or garnishment, without any obligation to determine such court’s jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any Party or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.
(g)    Confirmation of Payments. In the event that, following delivery of Joint Written Instructions to the Escrow Agent, a Party gives wire transfer instructions to the Escrow Agent (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone callback to the authorized person or persons of such Party set forth on Exhibits D-1 or D-2 of this Escrow Agreement, as applicable, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated; provided no callback is required if the Escrow Agent receives original instructions. The persons and telephone numbers for callbacks may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Parties agree that such security procedure is commercially reasonable.
(h)    Upon request, the Escrow Agent will furnish monthly statements to the Parties setting forth the activity in the Account at no extra charge.
Section 1.4.    Income Tax Allocation and Reporting.

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(a)    The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property (the “Escrow Earnings”) shall, as of the end of each calendar year and to the extent required by the United States Internal Revenue Service, be reported as having been earned by the Seller, whether or not such income was disbursed during such calendar year. Escrow Agent shall distribute, on a quarterly basis, 40% of Escrow Earnings to the Seller (“Tax Distributions”) in accordance with the wire instructions set forth in Exhibit C. In no event shall the Buyer be entitled to more than 60% of the Escrow Earnings. At the end of each calendar year, the Escrow Agent shall duly and timely prepare and file appropriate information returns (if any) consistent with this treatment and shall promptly deliver copies of such forms to the Seller. It is understood that the Escrow Agent shall only be responsible for tax reporting with respect to income earned on the Escrow Property and will not be responsible for any other reporting. The Seller and the Buyer shall be responsible for paying all fees associated with the preparation of such information returns (if any) and the Seller shall be responsible for any taxes (including any penalties and interest thereon) on all interest earned on the Escrow Property.
(b)    Prior to the date hereof, the Buyer and the Seller shall provide to the Escrow Agent certified tax identification numbers by furnishing the appropriate form W-9 and such other forms and documents that the Escrow Agent may reasonably request for tax reporting purposes. The Buyer and the Seller understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.
(c)    To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties shall severally and not jointly (on a 50/50 basis by the Buyer, on the one hand, and the Seller, on the other hand) indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.
Section 1.5.    Termination. Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon in accordance with Sections 1.3 and 1.4, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 3.1 and 3.2 hereof shall survive termination.
ARTICLE 2
DUTIES OF THE ESCROW AGENT
Section 2.1.    Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent

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be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party (other than the Escrow Agent) to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document (other than this Escrow Agreement, Joint Written Instructions or a Final Order or Unchallenged Order) whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.
Section 2.2.    Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.4 for all reasonable compensation (reasonable fees, expenses and other costs) actually paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.
Section 2.3.    Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the terms of this Escrow Agreement or the Joint Written Instructions of the Parties. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into such person’s or persons’ authority.
Section 2.4.    Security Procedure for Funds Transfer. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit D-1 and Exhibit D-2 to this Escrow Agreement. The Escrow Agent shall confirm each funds transfer instruction received in the name of Parties by confirming with an authorized individual as evidenced in Exhibit D-1 and Exhibit D-2. Once delivered to the Escrow Agent, Exhibit D-1 or Exhibit D-2 may be revised or rescinded only in writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit D-1 or Exhibit D-2 or a rescission of an existing Exhibit D-1 or Exhibit D-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Parties. The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

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ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT
Section 3.1.    Indemnification. The Buyer and the Seller hereby agree to, severally and not jointly (on a 50/50 basis by the Buyer, on the one hand, and the Seller, on the other hand), indemnify the Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, reasonable attorney’s fees and expenses, which an Indemnified Party may incur by reason of acting as or on behalf of the Escrow Agent under this Escrow Agreement or arising out of the existence of the escrow account, except to the extent the same shall be caused by such Indemnified Party’s gross negligence or willful misconduct. The terms of this paragraph shall survive termination of this Escrow Agreement.
Section 3.2.    Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.
Section 3.3.    Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective 30 days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to promptly deliver the same to a successor escrow agent as shall be appointed by the Seller with the consent of the Buyer (which shall not be unreasonably withheld, provided such proposed escrow agent is an independent third party that as part of its ordinary course of business provides similar escrow services to other parties), as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of 30 days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.
Section 3.4.    Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit E, which shall be paid 50% by the Seller and 50% by the Buyer on the Effective Date. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement

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of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event, except with respect to any matter arising from the Escrow Agent’s gross negligence or willful misconduct. Any such additional costs and expenses shall be paid 50% by the Seller and 50% by the Buyer. If any amount due to the Escrow Agent hereunder is not paid within 30 days of the date due (as evidenced by an invoice promptly delivered to the Seller and the Purchaser), the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. In the event that any such additional costs or expenses are not reimbursed to the Escrow Agent within 30 days of the date due (as evidenced by an invoice promptly delivered to the Seller and the Purchaser), the Escrow Agent shall have, and is hereby granted, the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property. In the event of any such set off or deduction by the Escrow Agent, the Buyer shall reimburse the Seller for 50% of the amount so set off or deducted, unless the amount so set off or deducted was withdrawn from amounts otherwise payable to the Buyer pursuant to Section 1.3, in which case the Seller shall reimburse the Buyer for any amount so set off or deducted in excess of 50% of the total amount due to the Escrow Agent. The terms of this paragraph shall survive termination of this Escrow Agreement.
Section 3.5.    Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the Parties directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property, except with respect to any matter arising from the Escrow Agent’s gross negligence or willful misconduct, and shall be entitled to recover reasonable attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.
Section 3.6.    Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights,

9

powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
Section 3.7.    Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
Section 3.8.    Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
Section 3.9.    Compliance with Legal Orders. The Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.
Section 3.10.    Disagreements. In the event the Escrow Agent receives conflicting instructions from the Parties hereunder, the Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Escrow Agent.
Section 3.11.    No Financial Obligation. The Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers under this Escrow Agreement, and shall not be required to take any action which, in the Escrow Agent’s sole and absolute judgment, could subject it to expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.
ARTICLE 4
MISCELLANEOUS
Section 4.1.    Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of

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the interests, rights or obligations of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party (such consent not to be unreasonably withheld), unless the assigning Party assigns rights hereunder to its affiliate or, for collateral purposes, its lender, in which case, the prior written consent of the non-assigning Party shall not be required.
Section 4.2.    Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.
Section 4.3.    Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, (iv) by mail or by certified mail, return receipt requested, and postage prepaid or (v) by electronic mail to the appropriate party to the address below with confirmation of receipt. Any notice will be deemed to have been given as of (a) the date so delivered, if delivered pursuant to clause (i), (ii) or (v) above, (b) one day after the date so delivered, if delivered pursuant to clause (iii) above, (c) five business days after the date on which such notice is deposited in the United States mail, if delivered pursuant to clause (iv) above, or (d) in any case, if such date is not a business day, on the next business day. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.
If to the Buyer:
AquaBounty Technologies, Inc.
2 Mill & Main Place; Suite 395
Maynard, MA 01754
Attention: Christopher Martin
Facsimile No.: 978-897-3217
E-mail:cmartin@aquabounty.com
With a copy (which shall not constitute notice) to:
Jones Day
77 West Wacker, Suite 3500
Chicago, Illinois 60601
Attention: Michael P. Earley
Facsimile No.: 312-782-8585
E-mail: mearley@jonesday.com

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If to the Seller:
Bell Fish Company LLC
c/o Trive Capital
2021 McKinney Ave, Suite 1200
Dallas, TX 75201
Attention: Blake Bonner and Steve Yoost
E-mail: blakebonner@trivecapital.com
With a copy (which will not constitute notice) to:
Haynes and Boone, LLP
1801 Broadway Street, Suite 800
Denver, CO 80202
Attention: Tom Tippetts
E-mail: tom.tippetts@haynesboone.com
If to the Escrow Agent:
Wilmington Trust, N.A.
650 Town Center Drive, Suite 600
Costa Mesa, CA 92626
Attn: Jane Snyder
Telephone: (714) 384-4162
Email: jmsnyder@wilmingtontrust.com
Section 4.4.    Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
Section 4.5.    Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the Parties related to the holding, investment and disbursement of the Escrow Property and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Property.
Section 4.6.    Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.
Section 4.7.    Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow

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Agreement. No waiver by any party to this Escrow Agreement of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing.
Section 4.8.    Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.
Section 4.9.    Counterparts. This Escrow Agreement and any Joint Written Instructions may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The delivery of copies of this Agreement and any Joint Written Instructions and their respective signature pages as a PDF attachment to an email or by facsimile transmission in accordance with Section 4.3 shall constitute effective execution and delivery as to the parties hereto and may be used in lieu of originals for all purposes.
Section 4.10.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.
[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.
AQUABOUNTY TECHNOLOGIES, INC.
By:
Name:
Title:
BELL FISH COMPANY LLC
By:
Name:
Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent
By:
Name:
Title:

[Signature Page to Escrow Agreement]

EXHIBIT A
Agency and Custody Account Direction
For Cash Balances
Manufacturers & Traders Trust Company Deposit Accounts
Direction to use the following Manufacturers & Traders Trust Company (also known as M&T Bank) Deposit Account for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.
You are hereby directed to deposit, as indicated below, or as the undersigned shall direct further in writing from time to time, all cash in the Account in the following deposit account of M&T Bank:
M&T Corporate Deposit Account
The undersigned acknowledge that amounts on deposit in the M&T Bank Deposit Account are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per issued bank. This includes principal and accrued interest up to a total of $250,000.
Each of the undersigned acknowledge that it has full power to direct investments of the Account(s).
Each of the undersigned understand that it may change this direction at any time and that it shall continue in effect until revoked or modified by the joint written notice of the undersigned to you.
[The remainder of this page left intentionally blank.]

AQUABOUNTY TECHNOLOGIES, INC.
By:
Name:
Title:
BELL FISH COMPANY LLC
By:
Name:
Title:

[Signature Page to Agency and Custody Account Direction
For Cash Balances Manufacturers & Traders Trust Company Deposit Accounts]

EXHIBIT B
Joint Written Instructions for Release of Escrow Funds
Pursuant to Section 1.3(a) of the Escrow Agreement, dated as of [__________], 2017 (the “Escrow Agreement”), by and among AquaBounty Technologies, Inc., Bell Fish Company LLC and Wilmington Trust, N.A. (the “Escrow Agent”), AquaBounty Technologies, Inc. and Bell Fish Company LLC hereby jointly instruct the Escrow Agent to release $[___________] from the Escrow Property in accordance with the instructions set forth below as soon as practicable following receipt of this notice and, in any event, no later than three business days following the date hereof. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Escrow Agreement.
Wire Instructions:
Account Name:    _________________________
Account Number:    _________________________
Bank Name:    _________________________
Bank ABA Number:    _________________________
Bank Address:    _________________________
_________________________
_________________________
For credit to:    _________________________
Special Instructions:    _________________________
_________________________
Bank Check:
Payee Name:    _________________________
Mailing Address:    _________________________
_________________________
_________________________

AQUABOUNTY TECHNOLOGIES, INC.	BELL FISH COMPANY LLC
By: ___________________________	By: ______________________________
Name:	Name:
Title:	Title:

EXHIBIT C
Seller Wire Transfer Instructions
Each payment to be made to the Seller under the Escrow Agreement shall be made pursuant to the following wire instructions:
BELL FISH COMPANY LLC
Account Name:    _________________________
Account Number:    _________________________
Bank Name:    _________________________
Bank ABA Number:    _________________________
Bank Address:    _________________________
_________________________
_________________________
For credit to:    _________________________
Special Instructions:    _________________________
_________________________

EXHIBIT D-1
CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES
OF BUYER
AquaBounty Technologies, Inc., (the “Buyer”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Escrow Agreement to which this Exhibit D‑1 is attached, on behalf of the Buyer.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

COMPLETE BELOW TO UPDATE EXHIBIT D-1
If Buyer wishes to update this Exhibit D-1, Buyer must complete, sign and send to Escrow Agent an updated copy of this Exhibit D-1 with such changes. Any updated Exhibit D-1 shall be effective once signed by Buyer and Escrow Agent and shall entirely supersede and replace any prior Exhibit D-1 to this Agreement.
[____________________________________]
By:_________________________
Name:
Title:
Date:
WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)
By:_________________________
Name:
Title:
Date:

EXHIBIT D-2
CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES
OF SELLER
Bell Fish Company LLC (the “Seller”) designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Escrow Agreement to which this Exhibit D-2 is attached, on behalf of the Seller.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.
E-mail (required): If more than one, list all applicable email addresses.

COMPLETE BELOW TO UPDATE EXHIBIT D-2
If Seller wishes to update this Exhibit D-2, Seller must complete, sign and send to Escrow Agent an updated copy of this Exhibit D-2 with such changes. Any updated Exhibit D-2 shall be effective once signed by Seller and Escrow Agent and shall entirely supersede and replace any prior Exhibit D-2 to this Agreement.
[____________________________________]
By:_________________________
Name:
Title:
Date:
WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)
By:_________________________
Name:
Title:
Date:

Exhibit E
Fees of Escrow Agent

EXHIBIT D

Form of Deed

(See Attached.)

SPECIAL WARRANTY DEED
THIS INDENTURE WITNESSETH, that BELL FISH COMPANY LLC, a Delaware limited liability company (“Grantor”), (formerly known as TCFI BELL SPE I LLC, with the applicable name change being evidenced by Exhibit A attached hereto) BARGAINS, SELLS, CONVEYS and SPECIALLY WARRANTS to AQUABOUNTY TECHNOLOGIES, INC., a Delaware corporation (“Grantee”), for the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, that certain real property in Delaware County, Indiana, located at 11550 East Gregory Road, Albany, Indiana 47320 and being particularly described in Exhibit B attached hereto and incorporated herein (the “Real Estate”) together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the Grantor, either in law or equity, of, in and to the above described Real Estate, with the hereditaments and appurtenances: TO HAVE AND TO HOLD the said premises as above described, with the appurtenances, unto the Grantee, its successors and assigns forever.
This conveyance is subject to: (A) any and all rights-of-way, liens, claims, commitments, covenants, agreements and encumbrances, to the extent of record as of the date hereof, (B) applicable local, state and federal laws, ordinances and regulations, including, but not limited to, building restrictions and zoning laws, and (C) the lien for non-delinquent real estate taxes and assessments.
Grantor warrants to Grantee and Grantee’s successors and assigns that: (i) the Real Estate is free of any encumbrance made by Grantor or suffered to be done by Grantor except as set forth above, (ii) Grantor is lawfully seized of the Real Estate, (iii) Grantor guarantees the quiet possession of the Real Estate subject to the matters set forth above, and (iv) Grantor will forever defend title to the Real Estate against the lawful claims of all persons claiming by, through or under Grantor, but not otherwise.
The undersigned person executing this Special Warranty Deed on behalf of Grantor represents and certifies that he has been fully empowered, by proper resolution of Grantor, to execute and deliver this Special Warranty Deed; that Grantor has full organizational capacity to convey the Real Estate; and that all necessary action for the making of such conveyance has been taken and done.
[Separate signature page follows]

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HB 16337936
NAI-1502745545v2

IN WITNESS WHEREOF, Grantor has caused this Special Warranty Deed to be executed effective ___________ ___, 2017.
BELL FISH COMPANY LLC F/K/A TCFI BELL SPE I LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF __________    )
) SS:
COUNTY OF ________    )
Before me, a Notary Public in and for said County and State, personally appeared __________________, the _______________ of Bell Fish Company LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing Special Warranty Deed for and on behalf of said limited liability company.
Witness my hand and Notarial Seal this ___ day of ___________, 2017.

My Commission Expires:
                        (Signature)
My County of Residence:
                        (printed name)                Notary Public

After recording return to, and
Grantee’s mailing address is:    AquaBounty Technologies, Inc.
2 Mill & Main Place; Suite 395
Maynard, MA 01754
Attention: Christopher Martin

Send tax statements to:    AquaBounty Technologies, Inc.
2 Mill & Main Place; Suite 395
Maynard, MA 01754
Attention: David Frank
This instrument was prepared by Dustin R. DeNeal, Faegre Baker Daniels, LLP.
I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law. Dustin R. DeNeal.

2
HB 16337936
NAI-1502745545v2

Exhibit A to Special Warranty Deed

[See attached]

3
HB 16337936
NAI-1502745545v2

Exhibit B to Special Warranty Deed

Legal Description

TRACT 1

Part of Section 35, Township 22 North, Range 11 East, Niles Township, Delaware County, Indiana as described as follows:

Commencing at a monument found at the southwest corner of said Section 35; thence South 88 degrees 52 minutes 32 seconds East (assumed bearing) 753.23 feet along the south line of said Section 35 to a PK nail found in Gregory Road at the Point of beginning of this description; thence North 61 degrees 09 minutes 52 seconds West 8.97 feet to a point in Gregory Road; thence North 34 degrees 42 minutes 01 second West 269.24 feet to a PK nail found Gregory Road; thence North 32 degrees 04 minutes 43 seconds West 210.49 feet to a PK nail found in Gregory Road; thence North 57 degrees 58 minutes 47 seconds East 165.85 feet to an iron rod set; thence North 00 degrees 02 minutes 33 seconds West 455.09 feet to an iron rod found; thence North 83 degrees 34 minutes 06 seconds East 157.13 feet to an iron rod found; thence South 00 degrees 47 minutes 35 seconds West 956.90 feet to a point found; thence North 88 degrees 52 minutes 32 seconds West 13.88 feet to the Point of Beginning, containing 3.45 acres, in Section 35.

ALSO: A part of the Southwest Quarter of Section 35, Township 22 North, Range 11 East, more particularly described as follows, to-wit: Beginning at a point in the centerline of Granville & Albany Pike 1,276.0 feet West of the southeast corner of the Southwest Quarter of Section 35, Township 22 North, Range 11 East; thence North 01 degree 29 minutes 26 seconds East parallel with the east line of said Southwest quarter 2,660.27 feet to the north line of said Southwest Quarter also being the northwest corner of Deed Record 2000 page 8008 as recorded in the records of Delaware County, Indiana; thence North 89 degrees 14 minutes 04 seconds West and on the north line of said Southwest Quarter 632.62 feet; thence South 00 degrees 14 minutes 26 seconds West 580.95 feet to an existing fence; thence North 88 degrees 41 minutes 51 seconds West 126.23 feet to a concrete post; thence South 00 degrees 22 minutes 07 seconds West on an existing fence line 1,112.71 feet to its intersection with the north line of Deed Record 1998 Page 6312 as recorded in the records of Delaware County, Indiana; thence North 83 degrees 24 minutes 42 seconds East and on the north line of said Deed Record 1998 Page 6312, 157.13 feet to the northeast corner of said Deed Record 1998 Page 6312; thence South 00 degrees 27 minutes 29 seconds West on the east line of said Deed Record 1998 Page 6312, 984.53 feet to the Point in the center line of Granville & Albany Pike (being the southeast corner of said Deed Record 1998 Page 6312); thence South 88 degrees 53 minutes 41 seconds East 566.52 feet to the Point of Beginning. Estimated to contain 40.0 acres, more or less.

COMMON ADDRESS: 11550 East Gregory Road, Albany, Indiana 47320
PARCEL NO.: 18-04-35-300-006.000-018

4
HB 16337936
NAI-1502745545v2

EXHIBIT E

Form of IDEM Response Letter

(See Attached.)

6/9/2017
• • •
Michael Bracken
Bell Fish Company LLC, F/K/A TCFI Bell SPE I LLC
11550 East Gregory Road
Albany, IN 47320
Gary Starks, Chief
Compliance Data Section
Office of Water Quality
100 North Senate Avenue
Indianapolis, IN 46204
Mr. Starks,
Re:     Noncompliance Letter
May 15, 2017
NPDES Permit No. IN0062669
TCFI Bell – Delaware County

Bell Fish Company LLC, F/K/A TCFI Bell SPE I LLC (“Bell”) is continuing to work toward, and intends to be in full compliance with, all requirements set forth in the facility’s permit, including timely filing of Discharge Monitoring Reports and Monthly Monitoring Reports and the retention of a certified operator to oversee operations. While it is unfortunate that we were unable to meet the effluent limits during the periods listed in the violation letter sent May 15, 2017, we have worked to understand the reasons for these exceedances and corrected all known deficiencies that may have contributed to them.
Outfall 001
May 2016 – June 2016
DO
We believe that Dissolved Oxygen levels fell below minimum limits at Outfall 001 during these sampling events due to a mechanical failure in the aeration unit installed in the waste water stream prior to that Outfall.
Historically, aeration has been used during the summer months to supplement dissolved oxygen in the waste water stream. The mechanical failure was discovered in the latter half of June, and the June sampling event may have been affected. The repair of the aeration unit on Outfall 001 was completed prior to the July sampling event.
The maintenance schedule for the failed aeration unit has been revised. Any future mechanical failure will be dealt with in a more timely manner. More frequent testing of the waste stream has been implemented and is performed by trained Bell associates, who will be under the supervision of a certified operator once one has been retained. This will enable Bell to remain more aware of any problems.
July 2016
DO
We believe that Dissolved Oxygen levels fell below minimum limits at Outfall 001 during this sampling event due to increased biomass within the system, which increased oxygen demand, and reduced capacity within the constructed wetlands prior to that Outfall.
A second aeration unit was installed into the system after the solids separation process and prior to introduction to the wetlands. This should reduce demand on the wetland and counter increased demand during the solids removal process.
A maintenance schedule including both aeration units has been developed. More frequent testing of the waste stream has been implemented at locations appropriate for diagnosing problems and is performed by trained Bell associates, who will be under the supervision of a certified operator once one has been retained. This will enable Bell to remain more aware of any problems.
September 2016 – November 2016
DO
We believe that the dissolved oxygen levels fell below minimum limits at Outfall 001 during the September and October sampling events due to increased biomass within the system, which increased oxygen demand, and mechanical failures within the solids removal system. These problems further reduced the capacity within the constructed wetlands prior to Outfall 001.
Repairs were made to the system, and monitoring was continued. Monitoring completed by Bell staff over this period indicated that the water quality (DO) entering the wetland was superior to that of the water exiting the wetland at Outfall 001.
Comprehensive repairs to the solids capture system were completed in May 2017. However, additional corrective measures, such as the installation of one or more aeration devices in wetland cells, could be taken if this problem continues.

Michael Bracken • 2

TSS
We believe that Total Suspended Solid levels measured at Outfall 001 were above the maximum limits during the October and November sampling events due to mechanical failures in the solids removal system. As stated above, repairs have been made to this system.
Ammonia
We believe that ammonia levels in the waste water stream measured at Outfall 001 were above maximum limits during the September and October sampling events due to the failures in the solids removal system, as discussed above. Repairs made to that system should resolve this issue going forward.
Outfall 002
June and October 2016
DO
While measurements indicate that Dissolved Oxygen levels at Outfall 002 may have been below minimum limits during the June and October sampling events, the cause of these reported exceedances is not known. The only contributor to Outfall 002 is an Early Life Stages Hatchery (“ELSH”) system, which would not produce such a result without a significant loss of the fish within the system, and there was no such loss in the system.
In fact, there does not appear to be any historical precedent for, or subsequent evidence of, low DO in this system or with Outfall 002. The ELSH system monitored at this Outfall is a flow-through system. Water is drained directly from the tanks, and there is no filtration or other system that would hold water. The pipe access used for sampling Outfall 002 is within a few feet of the system, and the water drained into the outfall pipe should be representative of the water within the system. The DO within the system is maintained at a level far above the permit limits.
While Bell believes that sampling error may be to blame, we will continue to monitor the issue.

Michael Bracken • 3

December 2016
BOD
While measurements indicate that Biochemical Oxygen Demand at Outfall 002 may have been above maximum limits during this sampling event, the cause of these reported exceedances is not known. The total biomass within the system is considered low and should not be capable of creating such conditions.
There does not appear to be any historical precedent for, or subsequent evidence of, high BOD in this system or with Outfall 002. The ELSH system monitored at this Outfall is a flow-through system. Water is drained directly from the tanks, and there is no filtration or other system where organics could accumulate.
While Bell believes that sampling error may be to blame, we will continue to monitor the issue.
Outfall 003
March 2016
TSS
The high Total Suspended Solids load at Outfall 3 for the March 2016 sampling period was due to the overstocking of fish in ELSH 3. Due to the previously reported electrical fire and resulting power loss in 2015, major repairs were required in the primary production building (Row 3), which houses more mature fish. All fish scheduled to be rotated into Row 3, as they gained in mass, were held back in ELSH 3 on a restricted diet to slow their growth. Despite these efforts, unforeseeable insurance settlement-related delays prevented us from moving the fish to Row 3 until mid-May 2016. Because Bell was unable to move these fish on schedule, the capacity of ELSH 3 was exceeded, and the filters and solids management were overwhelmed.
As the causes were outside the normal operation of this facility, we do not expect a similar event to occur in the future, and, if one were to occur, Bell should be better able to anticipate any delays encountered during repair and plan accordingly to minimize water quality impact.

Michael Bracken • 4

May 2016
DO
While measurements indicate that Dissolved Oxygen levels at Outfall 003 may have been below minimum limits during this sampling event, the cause of these reported exceedances is not known. There are no fish in any of the systems that contribute to this Outfall, so biomass oxygen consumption cannot be responsible. There does not appear to be any historical precedent for, or subsequent evidence of, low DO with Outfall 003 or the associated system.
While Bell believes that sampling error may be to blame, we will monitor the water flowing though empty systems in the future.
The February, March, and April DMRs were late due to problems with the financial relationship between Bell and the contracted laboratory. These issues should be resolved going forward.
Please forward any questions or concerns to me.

Michael Bracken
Compliance Manager
Bell Fish Company LLC f/k/a TCFI Bell SPE I LLC

Enclosures (1)

Michael Bracken • 5

SELLER DISCLOSURE SCHEDULES
to
ASSET PURCHASE AGREEMENT
by and between
AQUABOUNTY TECHNOLOGIES, INC.
and
BELL FISH COMPANY LLC

Dated as of June 9, 2017

These Seller Disclosure Schedules are provided pursuant to the Asset Purchase Agreement (the “Agreement”), dated as of the date hereof, entered into by AquaBounty Technologies, Inc., a Delaware corporation (“Buyer”) and Bell Fish Company LLC, a Delaware limited liability company (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Nothing contained herein is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant on the part of Seller. Inclusion of any item in these Seller Disclosure Schedules (a) does not represent a determination that such item is material nor shall it be deemed to establish a standard of materiality; (b) does not represent a determination that such item did not arise in the ordinary course of business; and (c) shall not constitute, or be deemed to be, an admission to any party other than Buyer concerning such item.

The headings in these Seller Disclosure Schedules are for convenience of reference only and shall not affect the disclosures contained herein. The disclosures in any section of these Seller Disclosure Schedules shall qualify other sections and subsections in these Seller Disclosure Schedules to the extent it is reasonably apparent from the disclosure that such disclosure is applicable to such other sections and subsections, notwithstanding the omission of a reference or a cross-reference thereto.

These Seller Disclosure Schedules include descriptions of certain of the Company’s agreements or instruments. The descriptions are qualified in their entirety by reference to the detailed terms of the applicable agreement or instrument, provided that each agreement or instrument described herein was previously delivered or made available to counsel for Buyer.

16327894_8        1
NAI-1502766777v2

TABLE OF CONTENTS

Page

Schedule 5.3 Conflicts3
Schedule 5.4 Required Filings and Consents4
Schedule 5.6(i) Title5
Schedule 5.6(ii) Title to Purchased Assets and Personal Property6
Schedule 5.6(iii) Condition of Assets7
Schedule 5.7(c) Taxes8
Schedule 5.8(a) Owned Real Property9
Schedule 5.10 Insurance10
Schedule 5.11 Litigation and Orders11
Schedule 5.12 Compliance with Law12
Schedule 5.13 Permits13
Schedule 5.14(b) Labor14
Schedule 5.15(a) Employee Benefit Matters15
Schedule 5.16(a) Environmental Matters16
Schedule 5.16(c) Environmental Matters (cont’d)17

16327894_8    Table of Contents    2
NAI-1502766777v2

Schedule 5.3

Conflicts

None.

16327894_8    Schedule 5.3    3
NAI-1502766777v2

Schedule 5.4

Required Filings and Consents

None, except for in connection with the transfer of permits set forth on Schedule 5.13.

16327894_8    Schedule 5.4    4
NAI-1502766777v2

Schedule 5.6(i)

Title

1.
Seller and/or the Purchased Assets may be subject to Liens relating to (i) that certain Notice of Personal Property Tax Judgment (No. 03102016) relating to certain 2014 taxes of Bell Aquaculture LLC, (ii) that certain Notice of Personal Property Tax Judgment (No. 02142017) relating to certain 2015 taxes of Bell Aquaculture LLC, (iii) unpaid franchise Taxes in the State of Delaware, (iv) certain 2015 delinquent property Taxes in Delaware County, Indiana, and (v) certain 2016 property Taxes in Delaware County, Indiana and Jay County, Indiana.

16327894_8    Schedule 5.6(i)    5
NAI-1502766777v2

Schedule 5.6(ii)

Title to Purchased Assets and Personal Property

1.
Internet. Seller currently obtains Internet access from its former facility in Redkey, Indiana. Bell Aquaculture LLC previously set up and buried a high-speed fiber-optic cable in the Jay County, IN facility and then beamed that through a set of microwave towers over to the facility in Delaware County, IN.  As part of the Seller’s previous sale of the Jay County, IN facility, Seller negotiated the use of internet infrastructure into a lease of both in its Delaware County, IN main office building. Because the Jay County, IN Lease is not a Purchased Contract hereunder, Buyer may have difficulties obtaining high speed internet access at the purchased Delaware County, IN facility after Closing.

16327894_8    Schedule 5.6(ii)    6
NAI-1502766777v2

Schedule 5.6(iii)

Condition of Assets

Schedule 2.1(a) references certain assets that are not in good operating condition, including the following:

1.	Beta Star: LS-262639;

2.	Revco: Ultima II;

3.	Hotsy 555SS Pressure Washer;

4.	Ford L8501 Truck (WVA40108);

5.	Ford F350 SD (EB14589);

6.	Chrystler Town & Country (R894139);

7.	Plastic Conveyer Belt (approx. 12” x 8”);

8.	Presto Lift (V39836 - 100/110594);

9.	Pallet Jack (338378)

10.	Pallet Jack (7HBW23-55141) (Needs maintenance);

11.	Locos Precision Technology (AE111009035); and

12.	Mi-T-M Corp. (10418659).

16327894_8    Schedule 5.6(iii)    7
NAI-1502766777v2

Schedule 5.7(c)

Taxes

None.

16327894_8    Schedule 5.7(c)    8
NAI-1502766777v2

Schedule 5.8(a)

Owned Real Property

Seller owns the property located at the following address:
TRACT 1:
Part of Section 35, Township 22 North, Range 11 East, Niles Township, Delaware County, Indiana as described as follows:
Commencing at a monument found at the southwest corner of said Section 35; thence South 88 degrees 52 minutes 32 seconds East (assumed bearing) 753.23 feet along the south line of said Section 35 to a PK nail found in Gregory Road at the Point of beginning of this description; thence North 61 degrees 09 minutes 52 seconds West 8.97 feet to a point in Gregory Road; thence North 34 degrees 42 minutes 01 second West 269.24 feet to a PK nail found Gregory Road; thence North 32 degrees 04 minutes 43 seconds West 210.49 feet to a PK nail found in Gregory Road; thence North 57 degrees 58 minutes 47 seconds East 165.85 feet to an iron rod set; thence North 00 degrees 02 minutes 33 seconds West 455.09 feet to an iron rod found; thence North 83 degrees 34 minutes 06 seconds East 157.13 feet to an iron rod found; thence South 00 degrees 47 minutes 35 seconds West 956.90 feet to a point found; thence North 88 degrees 52 minutes 32 seconds West 13.88 feet to the Point of Beginning, containing 3.45 acres, in Section 35.
ALSO: A part of the Southwest Quarter of Section 35, Township 22 North, Range 11 East, more particularly described as follows, to-wit: Beginning at a point in the centerline of Granville & Albany Pike 1,276.0 feet West of the southeast corner of the Southwest Quarter of Section 35, Township 22 North, Range 11 East; thence North 01 degree 29 minutes 26 seconds East parallel with the east line of said Southwest quarter 2,660.27 feet to the north line of said Southwest Quarter also being the northwest corner of Deed Record 2000 page 8008 as recorded in the records of Delaware County, Indiana; thence North 89 degrees 14 minutes 04 seconds West and on the north line of said Southwest Quarter 632.62 feet; thence South 00 degrees 14 minutes 26 seconds West 580.95 feet to an existing fence; thence North 88 degrees 41 minutes 51 seconds West 126.23 feet to a concrete post; thence South 00 degrees 22 minutes 07 seconds West on an existing fence line 1,112.71 feet to its intersection with the north line of Deed Record 1998 Page 6312 as recorded in the records of Delaware County, Indiana; thence North 83 degrees 24 minutes 42 seconds East and on the north line of said Deed Record 1998 Page 6312, 157.13 feet to the northeast corner of said Deed Record 1998 Page 6312; thence South 00 degrees 27 minutes 29 seconds West on the east line of said Deed Record 1998 Page 6312, 984.53 feet to the Point in the center line of Granville & Albany Pike (being the southeast comer of said Deed Record 1998 Page 6312); thence South 88 degrees 53 minutes 41 seconds East 566.52 feet to the Point of Beginning. Estimated to contain 40.0 acres, more or less.
COMMON ADDRESS: 11550 East Gregory Road, Albany, Indiana 47320

16327894_8    Schedule 5.8(a)    9
NAI-1502766777v2

Schedule 5.10

Insurance

Seller obtained title insurance policies from Attorneys Title Agency of Indiana, LLC, along with the attached policies provided by Willis Towers Watson.

16327894_8    Schedule 5.10    10
NAI-1502766777v2

Schedule 5.11

Litigation and Orders

None, other than with respect to the compliance letter referenced in Schedule 5.16(c).

16327894_8    Schedule 5.11    11
NAI-1502766777v2

Schedule 5.12

Compliance with Law

1.
The Seller may not be compliant with the Commitments Concerning the Use and Development of Real Estate granted by Bell Aquaculture, LLC on April 9, 2014, recorded in the Delaware County Recorder’s Office on April 17, 2014 as Instrument No. 2014R04200.

16327894_8    Schedule 5.12    12
NAI-1502766777v2

Schedule 5.13

Permits

Seller currently possesses the following permits, which will not be transferred in this Transaction.

1.	Wastewater Permit: TCFI Bell SPE I LLC, Indiana Department of Environmental Management, National Pollutant Discharge Elimination System Permit (NPDES) Permit No. IN0062669 (Delaware County).

a.
No outstanding enforcements. The wetlands will need to have collected solids removed, vegetation reestablished and the aeration system repaired and the outfall drains in ELSH 3 where harvest is currently taking place will need to be routed to the effluent treatment facility to remain in compliance.

2.	PWSID IN2180014 (Public Water System Registration).

a.
Copy of permit currently not on file. No outstanding enforcements. A certified Drinking Water Operator needs to be contracted to submit reports to the State due to recently exceeding the requirements related to employee and visitor limits.

3.	Bell Aquaculture LLC, Delaware County Health Department, Permit Nos. 1210, 1211 (relating to building and repairs of wells on property).

4.	TCFI Bell SPE I LLC, Industrial Wastewater Pretreatment (IWP) Permit No. INP000288 (Jay County).

5.	The Owned Real Property is a “significant water withdrawal facility” under Indiana state law and is required to track and submit reports annually for location code 18-0487-RU.

16327894_8    Schedule 5.13    13
NAI-1502766777v2

Schedule 5.14(b)

Labor

Full Name	Job Title	Location	Hire Date	FLSA Status	Full Time/Part Time	Status	Rate #1 Pay Rate
*****	Harvest Crew Member	Albany	4/30/2017	Hourly Non Exempt	Full Time	Active	*****
*****	Aquaculture Specialist	Albany	8/12/2016	Hourly Non Exempt	Part Time	Active	*****
*****	Aquaculture Specialist	Albany	8/12/2016	Hourly Non Exempt	Part Time	Active	*****
*****	Director	Albany	8/12/2016	Salary Exempt	Full Time	Active	*****
*****	Aquaculture Specialist	Albany	10/14/2016	Hourly Non Exempt	Full Time	Active	*****
*****	Biologist	Albany	10/31/2016	Salary Exempt	Full Time	Active	*****
*****	Hatchery Manager	Albany	8/12/2016	Salary Exempt	Full Time	Active	*****
*****	Compliance Manager	Albany	8/12/2016	Salary Exempt	Full Time	Active	*****
*****	Hatchery Specialist	Albany	8/12/2016	Hourly Non Exempt	Full Time	Active	*****
*****	Asst Farm Manager	Albany	8/12/2016	Salary Exempt	Full Time	Active	*****
*****	Packing Lead	Albany	4/12/2017	Hourly Non Exempt	Full Time	Active	*****
*****	Special Project Purchasing	Minneapolis	8/12/2016	Salary Exempt	Full Time	Active	*****
Davis, Robert	CEO	Minneapolis	8/12/2016	Salary Exempt	Full Time	Active	*****
*****	VP of Engineering and Operations	Albany	9/14/2016	Salary Exempt	Full Time	Active	*****
*****	Night Security	Albany	12/20/2016	Hourly Non Exempt	Full Time	Active	*****
*****	Maintenance Technician	Albany	5/8/2017	Hourly Non Exempt	Full Time	Active	*****
*****	Harvest Crew Member	Albany	5/8/2017	Hourly Non Exempt	Full Time	Active	*****
*****	Administrative Assistant	Albany	8/12/2016	Hourly Non Exempt	Part Time	Active	*****
*****	Harvest Crew Member	Albany	5/2/2017	Hourly Non Exempt	Full Time	Active	*****
*****	Aquaculture Specialist	Albany	8/12/2016	Hourly Non Exempt	Full Time	Active	*****
*****	Night Security	Albany	8/12/2016	Hourly Non Exempt	Full Time	Active	*****
*****	Grading and Harvest Manager	Albany	8/12/2016	Salary Exempt	Full Time	Active	*****
*****	Aquaculture Specialist	Albany	5/11/2017	Hourly Non Exempt	Full Time	Active	*****
*****	Hatchery Specialist	Albany	8/12/2016	Hourly Non Exempt	Full Time	Active	*****
*****	Night Security	Albany	8/12/2016	Hourly Non Exempt	Full Time	Active	*****
*****	Data Entry	Albany	12/7/2016	Hourly Non Exempt	Part Time	Active	*****
*****	Harvest Crew Member	Albany	4/30/2017	Hourly Non Exempt	Full Time	Active	*****
*****	Aquaculture Specialist	Albany	5/8/2017	Hourly Non Exempt	Full Time	Active	*****
*****	Aquaculture Specialist	Albany	11/7/2016	Hourly Non Exempt	Full Time	Active	*****
*****	Administrative Assistant	Albany	8/12/2016	Hourly Non Exempt	Part Time	Active	*****
*****	Aquaculture Specialist	Albany	1/4/2017	Hourly Non Exempt	Full Time	Active	*****
*****	Aquaculture Specialist	Albany	1/9/2017	Hourly Non Exempt	Full Time	Active	*****
*****	Farm Manager	Albany	8/12/2016	Salary Exempt	Full Time	Active	*****
*****	Planning Support	Albany	8/12/2016	Hourly Non Exempt	Part Time	Active	*****
*****	Aquaculture Specialist	Albany	11/10/2016	Hourly Non Exempt	Full Time	Active	*****

*****	Consultant	Minneapolis	1/15/2017	N/A	Consultant	Active	*****

16327894_8    Schedule 5.14(b)    14
NAI-1502766777v2

Schedule 5.15(a)

Employee Benefit Matters

Seller does not offer formal Employee Plans.

16327894_8    Schedule 5.15(a)    15
NAI-1502766777v2

Schedule 5.16(a)

Environmental Matters

None.

16327894_8    Schedule 5.16(a)    16
NAI-1502766777v2

Schedule 5.16(c)

Environmental Matters (cont’d)

(1)
On May 15, 2017 the Indiana Department of Environmental Management’s (“IDEM”) Office of Water Quality Compliance Data Section issued a Noncompliance Letter associated with NPDES Permit No. IN00626669. The letter followed and IDEM compliance review of the facility for the period of time between January 2016 and March 2017. The letter identified violations associated with exceedances of permitted levels of ammonia, dissolved oxygen, and suspended solids at different times from different outfalls. The letter further identified that the February 2017 Discharge Monitoring Report (DMR) was a month late, and as of May 10, 2017 the March 2017 DMR, due April 28th, had not been received. Seller was directed to respond within 30-days of receipt of the letter with a compliance plan describing any corrective measures that would be taken to assure compliance in the future.

16327894_8    Schedule 5.16(c)    17
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ADDITIONAL DISCLOSURE SCHEDULES
to
ASSET PURCHASE AGREEMENT
by and between
AQUABOUNTY TECHNOLOGIES, INC.
and
BELL FISH COMPANY LLC

Dated as of June 9, 2017

1

Schedule 2.1(a)

Purchased Tangible Personal Property

(attached)

Schedule 2.1(a)    2
NAI-1502766777v2

Purchased Tangible Personal Property (Delaware County)

QTY	MFG	MODEL	DESCRIPTION	S/N or VIN	YEAR/ AGE
ALBANY FACILITY
1
Tank pod system, ELSH 3 Building - 2nd floor, (4) pods. Each pod system includes: (6) ~1,500 gal pvc tanks (~8’ dia x 4’ h) with center screen; (1) sump tank, pvc, ~1,850 gal; Hydrotech HDF-801-1G drum filter; (1) ~3,600 gal fiberglass sand filter tank (~7’ dia x 12.5’ h); (1) low head oxygenator tank, fiberglass; Bell & Gossett plate type heat exchanger; control cabinet; related pumps, piping, valves, sensors, fittings, associated components.

Tank pod system, production, (8) pods. System includes: (24) ~67,000 gal fiberglass tanks (~35’ dia x 10’ h) with center screen (pneumatic actuator for mortality flush system); (48) ~24,500 gal fiberglass fluidized sand biofilter tanks (~8’ dia x 23’ h); (24) fiberglass packed column header boxes with distribution plate / nozzles; (24) low head fiberglass oxygenators; (24) fiberglass radial flow settlers; (8) drum filter; (8) concrete sump tank; (24) ~40 hp pumps; control cabinet; related piping, valves, sensors, fittings, associated components.

1
Tank pod system, ELSH 3 Building - 2nd floor, feed trial and R&D, (2) pods. Each pod system includes: (12) ~125 gal pvc tanks (~4’ dia x 16” h) with center screen; (1) sump tank, pvc, ~150 gal, with stand; Bell & Gossett plate type heat exchanger; Polygeyser bead filter; control cabinet; related pumps, piping, valves, sensors, fittings, associated components.

1
Tank pod system, fingerling, (1) pod. System includes: (5) ~23,000 gal fiberglass tanks (~20’ dia x 10’ h) with center screen (pneumatic actuator for mortality flush system); (12) ~24,500 gal fiberglass fluidized sand biofilter tanks (~8’ dia x 23’ h); (3) fiberglass packed column header boxes with distribution plate / nozzles; (3) low head fiberglass oxygenators; (5) fiberglass radial flow settlers; (1) Hydrotech HDF-2007-1A (2012) drum filter; (1) ~31,000 gal concrete sump tank; (3) ~20 hp pumps; control cabinet; related piping, valves, sensors, fittings, associated components.

1
Tank pod system, Hatchery Building, (5) pods. Each pod system includes: (12) ~940 gal pvc tanks (~8’ dia x 2.5’ h) with center screen; (1) sump tank, pvc, ~1,850 gal; Hydrotech HDF-801-1G drum filter; (1) ~4,100 gal fiberglass sand filter tank (~7’ dia x 12.5’ h); (1) low head oxygenator tank, fiberglass; Bell & Gossett plate type heat exchanger; control cabinet; related pumps, piping, valves, sensors, fittings, associated components.

1	ETI	Feedmaster	Feed grain distribution system, with 24 outlet distribution.		circa 2012
1	Vaki Aquaculture Systems	Macro/Micro fish counter	Fish counter, micro and macro, computer vision bioscanner, stainless steel construction. Vaki Counter is complete. Operationally nonfunctioning. Touch screen is not operational. No estimated cost to repair.		2006
1	Faivre Sarl	Helios 40	Fish grader/sorter, stainless steel construction with capacities from 10 grams to 1.5 kilograms fish size. Grader is operational and used on a regular basis. No known maintenance or repair needed.	201423003	2014
2			Fish wedge/screening devices, (1) ~20’, (1) ~35’. 35’ wedge screen is in need of repair or replacement. Currently using a Seine Net. No schedule to repair screen. 20’ wedge screen is operational.
1	Aqua Life Products	1210	Live fish transfer pump, 10” outlet size, 80 ounces (2.3 kilogram) maximum fish weight, 112,500 pounds of fish per hour capacity. 1210 pump is used on a regular basis. Hose system components have been recently refurbished at the factory. No known repairs or maintenance needed at this time.	123	2014

1	Aqua Life Products	BP-40 BioStream	Live fish transfer pump, 4” outlet size, 350 gram maximum fish weight, 8 tons of fish per hour capacity. BP-40 pump is used on a regular basis. No know repairs or maintenance needed at this time.	162	circa 2012
1	Fisch Technik		Portable fish sorting system.
1			Purge tanks, fiberglass, 8’ x 62’ x 5’, includes circulation pumps. (12) in operation or being installed, parts stored outside for (10) more tanks.
120			Semi-circular tank bottom elevated plates, ~8’, 6” bottom spacing.
180			Tubular slotted screen pipes.
2	Aqualogic	CMWUV7608-10F115	UV sterilizer systems, 645 watt capacity. (not installed)	16670, EPA086063- CA-001
1	Emperor Aquatics Inc.	6FB Safeguard	UV sterilizer, 2340 watt capacity, max 200 gpm flow rate. (not installed)
POWER, FILTRATION, TEMPERATURE CONTROL & PROCESS SYSTEMS
10	Dresser-Roots	718-U-RAI	Blowers, positive displacement, ~2400 CFM, 40 hp electric motors, expansion tanks, rack, motor controls.
2	Hydrotherm	KN-10	Boilers, gas fired, 1MM btu.
1	Aaon	LL-275-3-0-DB-0-A	Chiller, 275 ton capacity, package type, scroll compressors, chiller pumps, condensers, expansion/ compression tanks, chemical water treatment system, microprocessor controls. Associated components.		2014
1	Aaon	RN-090-3-0JB09-3P9	Chiller, 90 ton capacity, packaged outdoor self contained style, scroll compressors, chiller pumps, air cooled condensers, microprocessor controls, associated components.	201301- BVGG00050	2014
1	Aaon	RN-090-3-0JB09-3P9	Chiller, 90 ton capacity, packaged outdoor self contained style, scroll compressors, chiller pumps, air cooled condensers, microprocessor controls, associated components.	201301- BVGG00049	2014
1	Coolant Chillers	AIR-10000-IT-BP	Chiller, air cooled, 132,000 btu, 10 ton, portable. Coolant Chiller is operational and used on a regular basis. No known maintenance or repair needed.
1	Sunwell	1G6VM	Deep chill ice generator, with associated pumping and control station, brine control unit and 4,300 gallon capacity storage silo (silo s/n 29439). Associated fittings and controls.	M536	2008
1	DCA	DCA-1400- OC	Dehumidifier, 36,000 btu.
1			Electrical service panels, MCCs, switchgear, related components.
1			Process piping (Group) including piping, sensors, valves, fittings, pumps, related items, not otherwise included with assets or systems.
1	Caterpillar	C32 Acept	Stationary power generation unit, 1000 KW, diesel engine, weatherproof protective enclosure, foundation, wiring, associated controls.	SXC00924	2007
1	Cummins	DQKH-6952850	Stationary power generation unit, 2250 KW, diesel engine, weatherproof protective enclosure, sub-base fuel tank, foundation, wiring, associated controls.	C080169232	2008
1	Caterpillar	C15	Stationary power generation unit, 350 KW, diesel engine, weatherproof protective enclosure, sub-base fuel tank, foundation, wiring, associated controls.	C5E01429	2007
1	Cummins	DFEK-7528991	Stationary power generation unit, 500 KW, diesel engine, weatherproof protective enclosure, sub-base fuel tank, foundation, wiring, associated controls.	L080226021	2008
1			Waste treatment filtration system, including: (4) ~18,000 gal conical fiberglass tanks, metal support stand mounted, sidewall discharge pipe, slide gate; Hydrotech 8’ x 12’ drum filter; open top fiberglass discharge tank, ~72” dia; related components.		2014

1			Waste treatment sludge solids separation and discharge system including: US Farm Systems model CSS cascading filter screen, US Farm Systems model SC screen solids discharge conveyor, rubber belt incline conveyor, US Farm Systems steel mixing tank with circulation pumps, related components.		2014
1
Water treatment building equipment, including: (7) Allen Bradley vfds, (5) Peerless ~30 hp water pumps, (20) ~20 cu ft steel tanks with filter media beds, (2) DeLoach Ind. induced draft aerators, (2) Magnatech water conditioners, related components.

2	Peerless-Midwest		Well pumps, 75 hp, Allen Bradley Power Flex 400 adjustable frequency AC drives, digital controls.	08227600 and 8227612	circa 2008
FEED MILL, CONVEYING, & MATERIAL HANDLING EQUIPMENT
1			Bagging unit with Richardson model C-17 bulk filler/scale spout and alternate slide gate operated filling chute.		2002
1	Hampton Conveyor		Bucket elevator, ~14’ height.		2002
1	Hampton Conveyor		Bucket elevator, ~14’ height.		2002
1	Kelly Duplex	Size 18	Bulk scale bin, dumping, 1000# capacity, with beam scale.	55406
8	Schuld Bushnell	HP-60	Bulk storage bins, galvanized steel, smooth wall, 32 ton capacity, 1600 cu ft, with sidewall ladders, safety ladder cages, and equipped with slide gate, airlock and bin wall shaker.		2014
1	Apec		Coating applicator, spray type.		2002
1	Wenger		Cooler, forced air, single pass, ~12’.
1	Extru-Tech, Inc.	520	Dryer, process, double deck, natural gas fired, ~20’ length, with 10 hp blower, ducting.	40500SI	2002
1	Wenger	X25-cf	Extruder, 100 hp, ~4”, single screw. Custom configured with cooking unit, includes associated dies and tooling.
1	Caterpillar	C6500	Forklift, ride on, 4-wheel, LP gas, cushion tires, 6500# capacity. NOTE - Has no ignition	AT83F50254	2005
1	Nissan	MCPL02A25L V	Forklift, ride on, LP gas, 4400# capacity. NOTE - Leaks hydraulic fluid	CPL02-9P1253
1	Massey Ferguson	2500	Forklift, rough terrain, diesel, 5000# capacity. NOTE - Has no breaks	1384-11547
1			Grain bin, poly, ~1.5 ton, 75 cu ft, with 45 degree slide valve, bin shaker mounted on slide valve, gravity discharge.		2014
1			Grain bin, poly, ~1.5 ton, 75 cu ft, with 45 degree slide valve, bin shaker mounted on slide valve, gravity discharge.		2014
1	Bruning Enterprises, Inc.	316-9G	Grain blower/vac, vacuum push-pull pneumatic grain system, with 3” dia size, 16 hp motor, 4 bu/minute capacity.	711-1110	circa 2012
1	Hutchinson		Grain conveyor, auger type, ~10” x 36’.		2014
8	MFS		Grain storage silos, corrugated sides, bolted, 8’ dia x 16’ tall, pneumatic loading, manual air lock gate.		circa 2012
1	Jacobson	AJACS	Hammermill, 75 hp.
1			Material handling system including New York model WI-199-100 10 hp pressure blower, cyclone/separator with motorized rotary air lock, Cardinal auger conveyor, associated piping.	N19P15	2014

1			Mixing station, consisting of storage bin gravity feeding material into a motorized mixer ~4’ x 8’ x 4 ft.
1	E-Z Scale		Pallet truck, 4500# capacity, integrated digital scale. NOTE - Does not work
1	Howes		Screener/cleaner, shaking processor.
1	Caterpillar	226B	Skid steer loader, 57 hp.	MJH09713	2007
1	Cablevey	4200 series	Tubular drag cable conveyor.	402822	2014
1			Vertical leg, ~14’ tall.
2	Ace Roto Mold		Vertical plastic storage tanks, ~4000 gallon capacity, steel stand.		2014
LABORATORY EQUIPMENT
1	Hygiena	SystemSure Plus	ATP contamination monitor, hand held.	14187
1	Beta Star	LS-262639- SSA-PECRNCB-MNL	Autoclave, steam sterilizer, chamber size 26” x 26” x 39”, 15.6 cu ft, touchscreen controls, includes Sussman ES48100F31 boiler system. (not installed) NOTE - Not in working condition	MS02089401	2011
1	Beckman Instruments	MicrofugeR	Centrifuge, refrigerated, bench top.	MRB98A09
1	Revco	Ultima II	Freezer, lab, upright type, digital controls. NOTE - questionable condition
1	Beckman Coulter	System Gold	Gas chromatograph, with #125 solvent module and #166 detector. NOTE - Not in working condition
1	Thermo Scientific	Precision 815	Incubator, upright, digital controls.	2077100 149078
1			Lab equipment and accessories (Group) including, however not limited to glassware, beakers, bottles, vials, related items.
1			Lab furniture and fixtures (Group) including, however not limited to tables, counters, cabinets, related items.
1
Lab support equipment (Group) including, however not limited to house style freezers, acid storage cabinet, titration unit, elastomer tagging kit, Fluke IR hand held thermometer, YSI dissolved oxygen meter, pH meters, stirring plates, vacuum pump, soil moisture meter, light meter, Misonix Aura 550 ductless fume hood, HP 5890 Series II gas chromatograph (not in service), turbidity meter, VWR vortex mixers, bench top incubator, lab hoods, related items.

1			Microscopes (Group) including, however not limited to Olympus CK2, Omano, Vital Sine, Zeiss Primo Star, Fisher Micromaster, Zeiss Stemi 2000C, Wild Heerbrugg M5A, Olympus BH-2, related items.
1	Orion	Dual Star	pH meter, bench top.
1	True Mfg	T-35G	Refrigeration cabinet, upright, 2-door, glass front.	5007690
1
Scales and balances (Group) including, however not limited to Sartorius analytical balance, DIGI bench top platform scale, Ohaus Valor 200DW, Ohaus Valor 3000, Taylor TE22, Rubbermaid 4040, Ohaus SD35, Mettler Toledo AB54/S, Ohaus Valor 2000, Ohaus Navigator XT, related items. NOTE - Some of this group is broken, some is missing

2	YSI	Professional Plus	Water meters, multi-parameter, hand held.

1	Kaeser	AS-20	Air compressor, rotary screw, 20 hp, package style, with TB-26 air dryer.	1019	2012
1	Kaeser	SX 7.5	Air compressor, rotary screw, 7.5 hp, package style, with TA-8 air dryer.	1203	2011
1	Country Clipper		Lawn mower, 60” zero turn.
1
Maintenance department tools and equipment (Group) including, however not limited to portable air compressors, drill press, mitre and cut-off saws, welders, benders, bench and pedestal grinders, work benches, parts bins, portable electric and pneumatic tools, hand tools, shelving and pallet racking, spare/replacement parts, related items.

1	Hotsy	555SS	Pressure washer, hot water, 214,000 btu, 1300 psi. NOTE - Not in operation	11090330-16988	circa 2012
1	Alteka Cleaning Systems	430S	Pressure washing unit, 8 hp, cold water.	2730S1	2014
1			Pumps (Group) turbine water, ~ (16), various manufacturers and configurations. (not in service - storage) ***NOTE - only 6 of these remain as surplus
1			Surplus catwalks and stairs (Group), stored outside.		circa 2012
BUSINESS, OFFICE, COMMUNICATIONS, & VEHICLES
			Albany offices (Group) including desks, modular offices, conference table, chairs, file cabinets, related items.
1	Quality Steel	831	Trailer, dump, hydraulic, tandem axle, ~16’, with tarp system.	5LEB1D421E1 147929	2014
1	UNK		Trailer, utility, single axle. (assumed)	415KD0814NH 844680	1992
1	ASM		Trailer, utility, single axle. (assumed)	MVIN3092151 ND	2007
1	Ford	F700	Truck, dump, conventional cab, single axle, ~10’ steel box, class 6. **Maintenance Issues	F70HVJA5542	1980
1	Ford	F800	Truck, flatbed, conventional cab, single axle, class 6. (assumed)	1FDNF80CXS VA63198	1995
1	Ford	L8501	Truck, flatbed, conventional cab, single axle, class 6. **It does not operate	1FDWN80F1 WVA40108	1998
1	Ford	F350 SD	Truck, pickup, crew cab, 4WD, diesel. **Does not run	1FTWW31P36 EB14589	2006
1	GMC	Sierra 2500	Truck, service, regular cab, RWD.	1GTFC24H2R Z541413	1994
1	Freightliner	M2 106	Truck, van, refrigerated, conventional cab, single axle, Thermo King reefer unit, hydraulic lift gate, ~20’ box, class 6.	1FVACWDC86 HV26832	2006
1	Chrysler	Town & Country	Van, mini, 4-door, extended, FWD. **Does not run and the back window is busted out	2A4GP54LX6 R894139	2006
FISH PROCESSING EQUIPMENT
1	Presto		Lift, straddle, walk behind, electric, 2200# capacity. **Does not operate	V39836-100/110594	2011
1	US Cargo Tool		Pallet jack, 5000# capacity, with integrated digital scale. **Does not operate	338378	2010

1	Toyota	7HBW23	Pallet jack, electric, walk behind, 4500# capacity, with battery charger. **Needs maintenance	7HBW23-55141
3			Pallet jacks, manual. **We have 2 of these
1	Locos Precision Technology	LP-7510	Platform scale, 4’ x 4’, with digital display, 5000# capacity. **Does not operate	AE111009035
1	Mi-T-M Corp.	GC-1502-0ME1	Pressure washer, portable, electric, 2 hp, 1500 psi. **Does not operate	10418659

Schedule 2.1(c)

Purchased Contracts

1.	Lease Agreement, dated November 22, 2005, between Bell Aquaculture LLC and Thomas David Stone Trust.

2.	Addendum to Lease Agreement, dated April 28, 2008, between Bell Aquaculture LLC and Thomas David Stone.

3.	Addendum to Lease Agreement, dated July 29, 2008, between Bell Aquaculture LLC and Thomas David Stone.

4.	Second Addendum to Lease Agreement, dated October 15, 2008, between Bell Aquaculture LLC and Thomas David Stone.

5.	Agreement of Understanding, Consent and Amendment, dated March 4, 2016, between Bell Aquaculture; Thomas David Stone, as sole beneficiary and sole trustee of the Thomas David Stone Trust; and Seller.

6.	Month to month equipment rental agreements dated January 30, 2017 and January 12, 2017, respectively, between Bell Fish Company LLC and MH Equipment.

7.	Planned Maintenance Services Agreement dated April 4, 2017, between Bell Trade and Cummins Crosspoint LLC.

8.	Letter proposal dated May 10, 2016, between Bell Aquaculture LLC and Peerless-Midwest, Inc.

Schedule 2.1(c)    3
NAI-1502766777v2

Schedule 2.2(q)

Excluded Assets

(attached)

Schedule 2.2(q)        4
NAI-1502766777v2

Excluded Assets

QTY	MFG	MODEL	DESCRIPTION	S/N or VIN
1			Mondo Pad and Accessories
1	Cisco, HP, Ceragon, et al
Server, network, computer, and communications equipment (Group) including, however not limited to HP virtual server system with SAN and NAS, PCs, switches, routers, UPS units, server racks, servers, Ceragon microwave connection system, (1) 100 ft guyed tower, (1) 100 ft free standing tower Cisco IP phones and phone system, wireless LAN controller, related components. (Equipment and components located at both Albany and Redkey facilities. Microwave system is 100 Mbps connection between facilities).  **1 100 ft guyed tower located at the Redkey property, the free standing tower is located at Albany

1			Safe located in Albany File Room
13			Fire Proof Filing Cabinets
All desktop, laptop, and related IT type equipment
2	Win-Holt		Carts, stainless steel, 4-shelf.	127546
1	Belcor	Bel 507	Case erector/former, semi-automatic, tilting.	507-080277
1	Belcor	Bel 150	Case sealer, top and bottom sealing, semi-automatic.	150-083004
1	Pisces VMK	TT-04	Conveyor/wash line, ~24” x 102”, powered conveyor with multiple faucets and water nozzles.	2122
1	Dorner		Conveyor/wash line, ~24” x 24’, powered conveyor with multiple faucets and water nozzles.
1			Conveyor, incline, stainless steel, food grade slat belt, ~12” x 15’, powered.
1			Conveyor, plastic belt, ~12” x 8’, digital controls. (not currently operational)
1	Tru Hone	LC	Knife sharpener, light commercial, electric.	231714
1	Cassel	Shark 2 - BD	Metal detector, pass thru conveyor type.
5	Duke	314SM	Tables, stainless steel, ~30” x 96”.
2	Advance Tabco		Tables, stainless steel, ~36” x 36”.
2			Tables, stainless steel, custom built accumulation tables, ~4’ x 8’, 6” sides.
1	Ozone Solutions	TS-40	Ozone generator/monitoring system for production area.
1	Powerex Anest Iwata Corp.	SET15074HP	Air compressor, scroll, 5 hp, package style, vertical storage tank.	4261339
1	Kaeser	KAD-40	Air dryer, desiccant type.	1358326-1
1	Pisces VMK	FR-200	Fillet machine, 12 oz to 4 lb fish capacity.	1342
1	Uni-Food Technic	600 (assumed)	Fillet washer/de-scaler, 44 fillets per minute capacity.	2014-1019
1	Uni-Food Technic	350 Double (assumed)	Pin-bone remover, 400 fillets per minute capacity.

Schedule 3.2(e)(vi)

Consents

None.

Schedule 3.2(e)(vi)    5
NAI-1502771330v1